                                                                      Plan #195







                            DRESSER INDUSTRIES, INC.

                           RETIREMENT SAVINGS PLAN - B









                             EFFECTIVE MAY 31, 1995

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE 1 - INTRODUCTION AND MERGER PROVISIONS . . . . . . . . . . . .    1

     Section 1.1.   Establishment of Plan. . . . . . . . . . . . . . .    1
     Section 1.2.   Rules for Merger . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - JOINING THE PLAN . . . . . . . . . . . . . . . . . . . . .    2

     Section 2.1.   Employees Eligible to Participate. . . . . . . . .    2
     Section 2.2.   Initial Enrollment and Membership. . . . . . . . .    3
     Section 2.3.   Transfers. . . . . . . . . . . . . . . . . . . . .    4
     Section 2.4.   Recommencement by Former Employee. . . . . . . . .    5
     Section 2.5.   Leased Employees . . . . . . . . . . . . . . . . .    5
     Section 2.6.   Spinoff. . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE 3 - CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . .    6

     Section 3.1.   Employee Contributions . . . . . . . . . . . . . .    6
     Section 3.2.   Company Contributions. . . . . . . . . . . . . . .    7
     Section 3.3.   Rollover Contributions . . . . . . . . . . . . . .    9
     Section 3.4.   Employee Contribution Elections. . . . . . . . . .    9
     Section 3.5.   Payment of Contributions to Trust. . . . . . . . .   10
     Section 3.6.   Statutory Limitations and Disposition
                    of Excess. . . . . . . . . . . . . . . . . . . . .   11
     Section 3.7.   Reemployed Veterans. . . . . . . . . . . . . . . .   14

ARTICLE 4 - ACCOUNTS OF MEMBERS. . . . . . . . . . . . . . . . . . . .   16

     Section 4.1.   Individual Account for Each Member . . . . . . . .   16
     Section 4.2.   Separate Accounting. . . . . . . . . . . . . . . .   17
     Section 4.3.   Benefits Not Assignable. . . . . . . . . . . . . .   17

ARTICLE 5 - INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . .   19

     Section 5.1.   In General . . . . . . . . . . . . . . . . . . . .   19
     Section 5.2.   Allocation of Contributions to
                    Investment Options . . . . . . . . . . . . . . . .   19
     Section 5.3.   Transfer of Investments. . . . . . . . . . . . . .   19
     Section 5.4.   Loans. . . . . . . . . . . . . . . . . . . . . . .   20
     Section 5.5.   Named Fiduciary. . . . . . . . . . . . . . . . . .   20

ARTICLE 6 - DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . .   21

     Section 6.1.   When Distribution May Be Made. . . . . . . . . . .   21
     Section 6.2.   Forms of Distribution. . . . . . . . . . . . . . .   21
     Section 6.3.   Elections Regarding Distribution . . . . . . . . .   22
     Section 6.4.   Required Time for Distribution . . . . . . . . . .   23

                                                                       PAGE
                                                                       ----

     Section 6.5.   Statutory Requirements Regarding Distribution. . .  25
     Section 6.6.   Distribution upon Death. . . . . . . . . . . . . .  25
     Section 6.7.   Direct Rollover of Distribution. . . . . . . . . .  26
     Section 6.8.   Facility of Payment. . . . . . . . . . . . . . . .  28
     Section 6.9.   Forfeitures. . . . . . . . . . . . . . . . . . . .  28
     Section 6.10.  Recovery of Payments Made by Mistake . . . . . . .  29

ARTICLE 7 - WITHDRAWALS. . . . . . . . . . . . . . . . . . . . . . . .  30

     Section 7.1.   Withdrawals from After-tax Account . . . . . . . .  30
     Section 7.2.   Hardship Withdrawals . . . . . . . . . . . . . . .  30

ARTICLE 8 - LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . .  33

     Section 8.1.   Eligibility for Loan . . . . . . . . . . . . . . .  33
     Section 8.2.   Terms of Loan. . . . . . . . . . . . . . . . . . .  33
     Section 8.3.   Accounting for Loans . . . . . . . . . . . . . . .  35
     Section 8.4.   Administration of Loans. . . . . . . . . . . . . .  35
     Section 8.5.   Preemption of Usury Laws . . . . . . . . . . . . .  36
     Section 8.6.   Loans to Military Personnel. . . . . . . . . . . .  36
     Section 8.7.   Disputes . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 9 - VESTING AND SERVICE. . . . . . . . . . . . . . . . . . . .  37

     Section 9.1.   Vesting. . . . . . . . . . . . . . . . . . . . . .  37
     Section 9.2.   Service. . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 10 - ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . .  40

     Section 10.1.  Appointment of the Committee . . . . . . . . . . .  40
     Section 10.2.  Conduct of Committee Business. . . . . . . . . . .  40
     Section 10.3.  Records and Reports of the Committee . . . . . . .  40
     Section 10.4.  Fiduciary Duties . . . . . . . . . . . . . . . . .  41
     Section 10.5.  Investment Responsibilities. . . . . . . . . . . .  41
     Section 10.6.  Responsibilities of the Board, the
                    Committee, and the Trustee . . . . . . . . . . . .  42
     Section 10.7.  Allocation or Delegation of Duties and
                    Responsibilities . . . . . . . . . . . . . . . . .  44
     Section 10.8.  Procedure for the Allocation or
                    Delegation of Fiduciary Duties . . . . . . . . . .  44
     Section 10.9.  Expenses . . . . . . . . . . . . . . . . . . . . .  45
     Section 10.10. Indemnification. . . . . . . . . . . . . . . . . .  45
     Section 10.11. Disputes . . . . . . . . . . . . . . . . . . . . .  45
     Section 10.12. Claims Procedure . . . . . . . . . . . . . . . . .  46
     Section 10.13. Appeal Procedure . . . . . . . . . . . . . . . . .  47
     Section 10.14. Exhaustion of Administrative Remedies. . . . . . .  49
     Section 10.15. Limitation on Actions. . . . . . . . . . . . . . .  49

                                                                       PAGE
                                                                       ----

     Section 10.16. Federal Preemption . . . . . . . . . . . . . . . .  49
     Section 10.17. No Right to Jury Trial; Evidence . . . . . . . . .  50
     Section 10.18. Scope of Review. . . . . . . . . . . . . . . . . .  50
     Section 10.19. Limitation on Damages. . . . . . . . . . . . . . .  50
     Section 10.20. Member Plan Data . . . . . . . . . . . . . . . . .  51
     Section 10.21. Advisors Not Fiduciaries . . . . . . . . . . . . .  51

ARTICLE 11 - AMENDMENT, TERMINATION OR MERGER. . . . . . . . . . . . .  52

     Section 11.1.  Amendment. . . . . . . . . . . . . . . . . . . . .  52
     Section 11.2.  Termination. . . . . . . . . . . . . . . . . . . .  52
     Section 11.3.  Merger . . . . . . . . . . . . . . . . . . . . . .  53
     Section 11.4.  Representations Contrary to Plan . . . . . . . . .  53

ARTICLE 12 - ESTABLISHMENT OF TRUST. . . . . . . . . . . . . . . . . .  54

     Section 12.1.  Agreements of Trust. . . . . . . . . . . . . . . .  54
     Section 12.2.  The Trustee. . . . . . . . . . . . . . . . . . . .  54
     Section 12.3.  Trust Fund for Exclusive Benefit of
                    Members of the Plan and Their Beneficiaries. . . .  55
     Section 12.4.  Refund of Certain Company Contributions. . . . . .  55

ARTICLE 13 - TOP-HEAVY REQUIREMENTS. . . . . . . . . . . . . . . . . .  57

     Section 13.1.  Top-Heaviness Determination. . . . . . . . . . . .  57
     Section 13.2.  Effect of Top-Heaviness. . . . . . . . . . . . . .  57

ARTICLE 14 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .  59

     Section 14.1.  Employment Rights. . . . . . . . . . . . . . . . .  59
     Section 14.2.  Headings . . . . . . . . . . . . . . . . . . . . .  59
     Section 14.3.  Number and Gender. . . . . . . . . . . . . . . . .  59
     Section 14.4.  Construction . . . . . . . . . . . . . . . . . . .  59
     Section 14.5.  Adoption of Plan Contingent upon IRS
                    Approval . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE 15 - GLOSSARY. . . . . . . . . . . . . . . . . . . . . . . . .  61

     Section 15.1.  Account. . . . . . . . . . . . . . . . . . . . . .  61
     Section 15.2.  Affiliated Company . . . . . . . . . . . . . . . .  61
     Section 15.3.  After-tax Contribution . . . . . . . . . . . . . .  62
     Section 15.4.  Basic Contribution . . . . . . . . . . . . . . . .  62
     Section 15.5.  Beneficiary. . . . . . . . . . . . . . . . . . . .  62
     Section 15.6.  Board. . . . . . . . . . . . . . . . . . . . . . .  63
     Section 15.7.  Break in Service . . . . . . . . . . . . . . . . .  63
     Section 15.8.  Code . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 15.9.  Committee. . . . . . . . . . . . . . . . . . . . .  63
     Section 15.10. Company. . . . . . . . . . . . . . . . . . . . . .  63

                                                                       PAGE
                                                                       ----

     Section 15.11. Date of Employment . . . . . . . . . . . . . . . .  63
     Section 15.12. Date of Separation . . . . . . . . . . . . . . . .  63
     Section 15.13. Disability . . . . . . . . . . . . . . . . . . . .  64
     Section 15.14. Earnings . . . . . . . . . . . . . . . . . . . . .  64
     Section 15.15. Effective Date . . . . . . . . . . . . . . . . . .  65
     Section 15.16. Employee . . . . . . . . . . . . . . . . . . . . .  65
     Section 15.17. ERISA. . . . . . . . . . . . . . . . . . . . . . .  65
     Section 15.18. Former Member. . . . . . . . . . . . . . . . . . .  65
     Section 15.19. Highly Compensated . . . . . . . . . . . . . . . .  66
     Section 15.20. Investment Manager . . . . . . . . . . . . . . . .  68
     Section 15.21. Investment Option. . . . . . . . . . . . . . . . .  68
     Section 15.22. Limitation Year. . . . . . . . . . . . . . . . . .  68
     Section 15.23. Matching Contribution. . . . . . . . . . . . . . .  68
     Section 15.24. Member . . . . . . . . . . . . . . . . . . . . . .  68
     Section 15.25. Non-grandfathered Member . . . . . . . . . . . . .  68
     Section 15.26. Pension Equalizer Contribution . . . . . . . . . .  69
     Section 15.27. Period of Service. . . . . . . . . . . . . . . . .  69
     Section 15.28. Plan . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 15.29. Plan Year. . . . . . . . . . . . . . . . . . . . .  69
     Section 15.30. Predecessor Plan . . . . . . . . . . . . . . . . .  69
     Section 15.31. Pretax Contribution. . . . . . . . . . . . . . . .  69
     Section 15.32. Test Compensation. . . . . . . . . . . . . . . . .  69
     Section 15.33. Trust Agreement. . . . . . . . . . . . . . . . . .  70
     Section 15.34. Trust Fund . . . . . . . . . . . . . . . . . . . .  70
     Section 15.35. Trustee. . . . . . . . . . . . . . . . . . . . . .  70

APPENDIX A - CALCULATION OF PENSION EQUALIZER PERCENTAGE . . . . . . . A-1

APPENDIX B - CALCULATION OF MEDISAVE CONTRIBUTIONS . . . . . . . . . . B-1

APPENDIX C - TK VALVE & MANUFACTURING PLAN MERGER. . . . . . . . . . . C-1

APPENDIX D - MERGER OF SAVINGS PLAN FOR EMPLOYEES OF BAROID
             CORPORATION WITH AND INTO THE DRESSER INDUSTRIES,
             INC. RETIREMENT SAVINGS PLANS . . . . . . . . . . . . . . D-1

APPENDIX E - MERGER OF WHEATLEY TXT CORP. EMPLOYEES' SAVINGS
             PLAN WITH AND INTO THE DRESSER INDUSTRIES, INC.
             RETIREMENT SAVINGS PLANS. . . . . . . . . . . . . . . . . E-1

APPENDIX F - MERGER OF AVA INTERNATIONAL CORP. 401K PLAN
             WITH AND INTO THE DRESSER INDUSTRIES, INC.
             RETIREMENT SAVINGS PLANS. . . . . . . . . . . . . . . . . F-1

                                   ARTICLE 1

                      INTRODUCTION AND MERGER PROVISIONS

     SECTION 1.1. ESTABLISHMENT OF PLAN. Effective at midnight, May 31, 1995 ("Effective Date"), Dresser Industries, Inc. establishes the Dresser Industries, Inc. Retirement Savings Plan-B ("Plan-B" or "Plan"). Plan-B is a spinoff of the Dresser Industries, Inc. Deferred Savings Plan, also known as Plan 145. As of the Effective Date and periodically thereafter, plans or portions of plans shall be folded into Plan-B, as more particularly described in Appendices D through F. The Plan is intended to be a profit-sharing plan.

     SECTION 1.2. RULES FOR MERGER. The Dresser Industries, Inc. Employee Benefits Committee may make rules consistent with the Code and regulations thereunder, governing the transactions described in Section 1.1, including rules which specify when and in what manner assets are to be transferred to Plan-B, how they shall be invested initially, and how and when assets transferred to Plan-B subsequently may be invested in Investment Options in accordance with the Members' instructions.




                                      1                           Section 1.2

                                  ARTICLE 2

                              JOINING THE PLAN

     Section 2.1. EMPLOYEES ELIGIBLE TO PARTICIPATE. An individual shall be eligible to participate in the Plan, if he is an Employee as defined by this Plan.

     For purposes of this Plan, an Employee is any person employed by the Company who is compensated on an hourly basis and who is not:

     (a) in a unit of employees covered by a collective bargaining agreement, unless such collective bargaining agreement specifically provides for participation in this Plan;

     (b)  a nonresident alien;

     (c)  employed by an operation located in Puerto Rico;

     (d)  a leased employee within the meaning of Code section 414(n); or

     (e) covered under any other 401(k) plan or active defined benefit plan sponsored by the Company or an Affiliated Company, until such time as the individual is no longer working in covered employment as described in the other plan.

     The Committee shall have the discretion to determine whether an individual is compensated on an hourly basis and is an Employee described in this Plan.

     In the event that accounts are transferred from a Predecessor Plan to this Plan, only accounts of individuals who are Employees as described above, or former Predecessor Plan participants who, in

                                      2                           Section 2.1
the judgment of the Committee, would have participated in the Plan had they not terminated employment before the transfer, shall be transferred to this Plan.

     SECTION 2.2. INITIAL ENROLLMENT AND MEMBERSHIP. An Employee shall be eligible to become a Member after completing three (3) months of Service (as defined in Section 9.2). The Employee shall join the Plan on the first day of the month coincident with or next following the date the Employee completes this Service.

      An Employee may enroll in the Plan by completing and delivering to the Committee an enrollment and beneficiary designation form and by making the initial investment and contribution elections in such manner as the Committee may permit. This information may be gathered electronically.

     An Employee who fails to complete these forms shall become a Member, and receive Basic and Pension Equalizer Contributions (if applicable). Such Member's Beneficiary shall be determined as provided in Section 15.5, and such Member's Account shall be invested in Investment Options, as provided in the default procedure adopted by the Committee in accordance with Section 5.1.

     A participant in a Predecessor Plan who is an Employee shall become a Member on the date the Predecessor Plan is merged into this Plan. The Committee shall determine which Investment Option under this Plan most closely resembles an investment option under a Predecessor Plan, and a Member's Account shall be invested accordingly, until the Company receives different investment directions from the Member.

                                      3                           Section 2.2

     SECTION 2.3.   TRANSFERS.

     (a) A person employed by the Company or an Affiliated Company who transfers from an ineligible job classification to an eligible job classification shall join the Plan on the date the person becomes an Employee, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in Section 2.2.

     (b) Any person employed by the Company who transfers to a position which makes that person ineligible to participate in the Plan shall cease participation and become a Former Member, but shall not be considered to have terminated employment.

     (c) If a Member transfers to a position which makes that Member ineligible to participate in this Plan but eligible under a similar plan (as determined by the Committee) maintained by the Company or an Affiliated Company, such Member's Account under this Plan shall be transferred to the similar plan in a trust-to-trust transfer.

     (d) Likewise, if an individual becomes a Member of this Plan in accordance with Section 2.3(a), and was participating previously in a similar plan (as determined by the Committee) maintained by the Company or an Affiliated Company, this Plan shall accept a trust-to-trust transfer of his account from that Plan. However, this Plan will not accept this transfer if the account is subject to the survivor benefit requirements of Code section 417, unless

                                      4                           Section 2.3
such requirements only apply to the portion of the account that is derived from contributions made to a Predecessor Plan.

     SECTION 2.4. RECOMMENCEMENT BY FORMER EMPLOYEE. Any Employee who terminates employment and at a later date again becomes an Employee shall join the Plan on the Employee's reemployment date or, if later, the first day of the month coincident with or next following the date the Employee's Service totals three months.

     SECTION 2.5. LEASED EMPLOYEES. Leased employees (within the meaning of Code section 414(n)) may not become Members. However, leased employees (within the meaning of Code section 414(n)) who become common-law employees shall be credited with Service for their periods of service as leased employees, as if they had been common-law employees during the time that they performed services for the Affiliated Companies.

     SECTION 2.6. SPINOFF. If a Member is employed by a portion of the Company that is sold to another entity, divested, or transferred to a joint venture, that Member shall become a Former Member as of the date of the transaction. The Accounts of all Members so affected by this type of transaction shall be transferred in a trust-to-trust transfer to a qualified retirement plan sponsored by the successor employer, if the successor employer agrees to the transfer. If the successor employer does not agree to the transfer, then the provisions of Section 6.1 apply.

                                      5                           Section 2.6

                                  ARTICLE 3

                                CONTRIBUTIONS

     SECTION 3.1.   EMPLOYEE CONTRIBUTIONS.

     (a) PRETAX CONTRIBUTIONS. A Member who is not Highly Compensated on the last day of the preceding Plan Year may defer any whole percentage of Earnings up to 12% for the Plan Year as a Pretax Contribution. A Member who is Highly Compensated as of the last day of the preceding Plan Year may defer up to 10% of Earnings as a Pretax Contribution. A Member's pay shall be reduced for each pay period by the percentage of the elected Pretax Contribution, and this Pretax Contribution shall be paid to the Trustee as provided in Section 3.5.

     (b) AFTER-TAX CONTRIBUTIONS. A Member who is not Highly Compensated on the last day of the preceding Plan Year may elect to contribute to the Member's Account for a Plan Year a whole percentage of Earnings up to 12%, as an After-tax Contribution. A Member who is Highly Compensated on the last day of the preceding Plan Year may elect to contribute a whole percentage of Earnings up to 10%. Contributions shall be withheld from the Member's paycheck each pay period and shall be paid to the Trustee as provided in
Section 3.5.

     (c) LIMIT ON TOTAL EMPLOYEE CONTRIBUTIONS. The sum of a non-Highly Compensated Member's Pretax Contributions and After-tax Contributions shall not exceed 12% of Earnings. For a Member who

                                      6                           Section 3.1
is Highly Compensated on the last day of the preceding Plan Year, such sum shall not exceed 10% of Earnings.

     SECTION 3.2.   COMPANY CONTRIBUTIONS.

     (a) BASIC CONTRIBUTIONS. The Company shall contribute, on behalf of each Member, 3% of Earnings. This contribution shall be made semimonthly to the Basic Account of each Member.

     (b)  MATCHING CONTRIBUTIONS.

          (1) The Company shall contribute, on behalf of each Member, a Matching Contribution equal to:

               (A)  100% of the Pretax Contributions or After-tax
Contributions of the Member, to the extent such employee contributions do not exceed 2% of Earnings;

               (B)  50% of the Pretax Contributions or After-tax
Contributions of the Member, to the extent such employee contributions exceed 2% of Earnings, but do not exceed 6% of Earnings.

          (2) Matching Contributions shall be made semimonthly to the Matching Account of each Member who has made Employee contributions during the semimonthly period.

     (c) MEDISAVE CONTRIBUTIONS. The Company shall make a Medisave Contribution to each eligible Member specified in Appendix B. The amount and timing of this contribution shall be in accordance with the provisions of Appendix B.

     (d) PENSION EQUALIZER CONTRIBUTIONS. The Company shall contribute, on behalf of each eligible Member, the Equalizer Percentage of the Member's Earnings. This contribution shall be

                                      7                           Section 3.2
made semimonthly to the Pension Equalizer Account of each eligible Member. The Equalizer Percentage for a Member shall be determined under the formula described in Appendix A. A Member who was an active participant in a defined benefit plan sponsored by the Company that was frozen on the Effective Date shall be eligible for Pension Equalizer Contributions, unless such Member was not employed by the Company on such date, and was an active participant merely because such Member was totally disabled.

     As soon as administratively feasible following the date a Member attains age 65, that Member's Pension Equalizer Account balance (plus any hypothetical pension equalizer account balance under a nonqualified plan) shall be compared to the single-sum value, calculated as of the Member's Equalizer Age, of the Shortfall Amount determined under the Fourth Step of Appendix A. This single-sum value shall be determined by the Actuary for the defined benefit plan which covered the Member, using the conversion factor described in the Third Step of Appendix A.

     If the balance determined under the preceding paragraph is equal to or greater than the single-sum value of the Shortfall Amount, then the Member's Pension Equalizer Contribution shall cease permanently. However, if the Member's balance determined under the preceding paragraph is less than the single-sum value of the Shortfall Amount, then the minimum number of additional semimonthly Pension Equalizer Contributions that are necessary to cause such balance to equal or exceed the single-sum value of the Shortfall Amount shall be estimated. The Member's Pension

                                      8                           Section 3.2

Equalizer Account shall continue to receive Pension Equalizer Contributions until the earlier of (i) the date the Member retires or otherwise terminates employment, or (ii) the date the Member receives the estimated number of Pension Equalizer Contributions, after which date the Member's Pension Equalizer Contributions shall cease permanently.

     SECTION 3.3. ROLLOVER CONTRIBUTIONS. The Plan shall accept cash Rollover Contributions (within the meaning of Code section 402(c), including optional direct transfers under Code 401(a)(31)) on behalf of a Member from any plan qualified under section 401(a) of the Code. Rollover Contributions may be made at such time and in such manner as the Committee may prescribe. A Rollover Contribution shall be forwarded to the Trustee as provided in
Section 3.5, if it is not paid directly to the Trustee.

     SECTION 3.4. EMPLOYEE CONTRIBUTION ELECTIONS. A Member shall designate the level of Pretax Contributions and the level of After-tax Contributions at the time the Member enrolls in the Plan. These elections shall remain in effect until changed by the Member, unless the Member's elections are suspended as a consequence of a hardship withdrawal or any other in-service withdrawal.

     A Member may change the rate of employee contributions at any time, and the most recent change will be implemented semimonthly. Elections under this Section shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules.

                                      9                           Section 3.4

     Additionally, a Member may elect to suspend all employee contributions at any time. Such suspension shall take effect with the next available pay period following the date of the suspension request. If a Member suspends all employee contributions, that Member shall not be permitted to share in Matching Contributions during the suspension or to resume employee contributions until four (4) months after the effective date of the suspension.

     The Committee may reduce, suspend, or refund a Highly Compensated Member's contributions, if the Committee finds that it is necessary to ensure compliance with any of the nondiscrimination tests set forth in Section 3.6. Unless a Member has changed or revoked elections in the meantime, such Member's elections may be restored as of the first day of the Plan Year following such an action by the Committee, or such earlier date as the Committee deems appropriate.

     SECTION 3.5. PAYMENT OF CONTRIBUTIONS TO TRUST. The Company shall forward contributions made by Employees to the Trustee on the earliest date the contributions reasonably may be segregated from the Company's general assets. Pretax Contributions and After-tax Contributions shall be forwarded no later than 90 days after the date these contributions are withheld from the contributing Member's pay. If a Rollover Contribution is not paid directly to the Trustee, the contribution shall be forwarded no later than 90 days after the date the Company receives the contribution.

                                      10                          Section 3.6

     SECTION 3.6.   STATUTORY LIMITATIONS AND DISPOSITION OF EXCESS.

     (a) The maximum Pretax Contribution that a Member may make to this Plan (when combined with any other plan containing a cash or deferred arrangement sponsored by the Company or an Affiliated Company) is specified in Code section 402(g)(1). The limit is $9,240 for 1995 and is adjusted for cost-of-living by the Secretary of the Treasury.

     If a Member elects a rate of Pretax Contributions that, in the judgment of the Committee, would cause the Code section 402(g)(1) limit to be violated, then the contributions that are elected by the Member that are in excess of the limit shall be made as After-tax Contributions. If the Committee discovers after the close of a calendar year that Pretax Contributions in excess of the 402(g)(1) limit have been made for that calendar year, the Committee shall implement the procedures described in Section 3.6(b)(1).

     (b) As of the end of a Plan Year, the Committee shall determine if the limitations imposed by this Article 3 are sufficient or if contributions must be forfeited, distributed to the Employee, or allocated to a suspense account, in the order provided below:

          (1) First, the Committee shall determine if Pretax Contributions in excess of the Code section 402(g)(1) limit have been made to the Plan. If so, the excess deferral shall be returned to the Member who made it. This distribution shall

                                      11                        Section 3.6
include earnings allocable to the contribution and shall be reduced by any allocable losses. The Committee shall endeavor to make a distribution to the Member by the April 15 following the year in which the excess deferral was made.

          (2) Second, the Committee shall determine whether contributions to the Plan have been made which exceed the limitations of sections 415(c) and (e) of the Code. The Committee shall use W-2 compensation (as defined in Treas. Reg. Section 1.415-2(d)(11)(i)) in making this determination. If, as a result of the allocation of forfeitures, a reasonable error in determining the Member's W-2 compensation, or a reasonable error in determining the amount of Pretax Contributions that may be made with respect to a Member, the annual addition to a Member's Account exceeds that which may be allocated, Company contributions which constitute excess annual additions (and any gains on such contributions) shall be forfeited, and used to reduce the Company's contributions for the next succeeding Plan Year. Removal of excess annual additions shall be made first from the Member's Basic Account, then from the Member's Pension Equalizer Account, then from the Member's Medisave Account, and finally from the Member's Matching Account. If further corrective measures are required, excess annual additions resulting from employee contributions (and any gains thereon) shall be distributed first from the Member's After-tax Account and then from the Member's Pretax Account.

          (3) Third, the Committee shall determine whether the actual deferral percentage ("ADP") test set forth in Treas. Reg.

                                      12                        Section 3.6

Section 1.401(k)-1(b) has been met for the Plan Year. If the test is not met, the Committee shall return the excess Pretax Contributions of Highly Compensated Members, beginning with the Member with the highest actual deferral percentage, until the maximum deferral percentage permitted under the test is reached. Excess amounts, increased by any gains or reduced by any losses attributable to the excess, shall be distributed within two and one-half months after the close of the Plan Year, or as soon thereafter as is practicable.

          (4) Fourth, the Committee shall determine whether the actual contribution percentage ("ACP") test set forth in Treas. Reg. Section 1.401(m)- 1(b) has been met for the Plan Year. If the test is not met, the Committee shall return excess contributions of Highly Compensated Members, beginning with the excess contributions of the Member with the highest actual contribution percentage, until the maximum contribution percentage permitted under the test is reached. Excess contributions may be purged by any consistently applied method, including the forfeiture of non-vested excess Medisave or Matching Contributions, if the method is not discriminatory. Excess contributions, increased by any gains or reduced by any losses attributable to the excess, shall be distributed or forfeited within two and one-half months of the close of the Plan Year, or as soon thereafter as is practicable.

          (5) Fifth, the Committee shall determine whether the multiple use test ("MUT") set forth in Treas. Reg. Section 1.401(m)-2(b) is met for the Plan Year. If the test is not met, the Committee

                                      13                        Section 3.6
shall reduce the actual contribution percentage of the group of Highly Compensated Members in accordance with the provisions of Section 3.6(b)(4).

          (6) Sixth, any Medisave or Matching Contribution of a Member based on an employee contribution returned to a Member, and not distributed or forfeited in accordance with Section 3.6(b)(4) or (5), shall be forfeited and applied to reduce Company contributions under the Plan.

     SECTION 3.7. REEMPLOYED VETERANS. If a Member terminates employment to serve in a uniformed service (as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994) and returns to the employ of the Company before the date the Member's reemployment rights under such statute expire, then:

     (a) The Member shall receive the Basic and Pension Equalizer Contributions such Member would have received except for the fact that the Member was in a uniformed service;

     (b) The Member shall be permitted to make the Pretax Contributions and the After-tax Contributions the Member would have been able to make, except for the fact that the Member was in a uniformed service;

     (c) The Company shall match the Member's make-up contributions in the manner that such contributions would have been matched had they been made during the Member's stint in a uniformed service.

     This Section 3.7 shall apply only if such application would not cause the Plan to violate the qualification requirements of

                                      14                        Section 3.7

section 401(a) of the Code, as interpreted by the Secretary of the Treasury.








                                      15                        Section 3.7

                                  ARTICLE 4

                             ACCOUNTS OF MEMBERS


     Section 4.1. INDIVIDUAL ACCOUNT FOR EACH MEMBER. The Committee or, if the Committee so determines, an agent of the Committee, shall maintain an Account for each Member and Former Member having an amount credited in the Trust Fund. Each Account shall be divided into separate subaccounts:

     (a) a Pretax Account to accept Pretax Contributions pursuant to Section 3.1(a),

     (b)  an After-tax Account to accept After-tax Contributions pursuant to
Section 3.1(b),

     (c)  a Basic Account to accept Basic Contributions pursuant to Section
3.2(a),

     (d)  a Matching Account to accept Matching Contributions pursuant to
Section 3.2(b),

     (e)  a Medisave Account to accept Medisave Contributions under Section
3.2(c).

     (f) a Pension Equalizer Account to accept Pension Equalizer Contributions pursuant to Section 3.2(d),

     (g)  a Rollover Account to accept Rollover Contributions pursuant to
Section 3.3, and

     (h) such additional subaccounts as the Committee deems necessary to keep track of a Member's interest in the Trust Fund.

                                      16                        Section 4.1

     SECTION 4.2. SEPARATE ACCOUNTING. The amounts in a Member's Pretax Account, After-tax Account, Matching Account, Basic Account, Medisave Account, Pension Equalizer Account, and Rollover Account (to the extent that a Member has such subaccounts) shall at all times be separately accounted for. Withdrawals, distributions, and other credits or charges shall be separately allocated among such subaccounts on a reasonable and consistent basis.

     Cash dividends on shares held in a subaccount on any record date applicable to such shares shall be credited to such subaccount on the date the dividend is paid and reinvested in the security with respect to which the dividends were paid. Stock dividends and stock splits with respect to shares held in a subaccount will be credited to that subaccount. Other distributions of securities and rights to subscribe with respect to shares held in a subaccount shall be sold and the net proceeds handled as a cash dividend.

     SECTION 4.3. BENEFITS NOT ASSIGNABLE. An interest in a Member's Account may not be assigned, transferred or alienated in any manner whatsoever by any Member or Beneficiary, except to secure a loan under the provisions of Article
8. The preceding sentence also shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code. If a qualified domestic relations order so provides, benefits may be paid to an alternate payee even if there has not been a separation from service by the Member whose

                                      17                        Section 4.3
benefits are the subject of such order. Written consent of the alternate payee to receive amounts in excess of $3,500 prior to the time the Member attains age 65 shall not be necessary, unless the qualified domestic relations order so provides. The Committee shall adopt written procedures for processing domestic relations orders.







                                      18                        Section 4.3

                                  ARTICLE 5

                                 INVESTMENTS


     SECTION 5.1. IN GENERAL. A Member may elect to have amounts credited to the Member's Account invested in one or more Investment Options. A Member who fails to make this election shall have his Account invested by the Committee in one or more Investment Options in accordance with a uniform and nondiscriminatory default procedure adopted by the Committee.

     The Investment Options available to a Member shall be selected by the Committee, and may be changed by the Committee at any time. Such Investment Options shall be valued as soon as administratively practicable following each business day.

     SECTION 5.2. ALLOCATION OF CONTRIBUTIONS TO INVESTMENT OPTIONS. Semimonthly, a Member may elect how contributions to the Member's subaccounts described in Section 4.1 shall be allocated among the Investment Options. These elections shall become effective for the first available payroll period following the date in which the elections are made. Elections under this Section shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The contributions to a Member's various subaccounts may be allocated among the Investment Options in any proportion, as long as whole percentages are used.

     SECTION 5.3. TRANSFER OF INVESTMENTS. A Member may elect to transfer the amounts in such Member's subaccounts among the

                                      19                        Section 5.3

Investment Options in any whole percentages. Elections under this Section shall be made at such time, in such manner, and on such forms or electronic media as the Committee may prescribe through uniform and nondiscriminatory rules.

     Investment in an Investment Option may be subject to a condition that funds be held in the Investment Option for a specified length of time. If such a restriction is imposed on an Investment Option held by the Member, a Member's right to transfer funds from or into such Investment Option shall be subject to this restriction.

     SECTION 5.4. LOANS. Members may receive loans from their Account, to the extent permitted in Article 8. A loan to a Member shall be considered an earmarked investment of such Member's Account and proportionately shall reduce the amounts invested in the Investment Options. Repayments of a loan shall reduce the amount of the loan investment and shall be invested in Investment Options in accordance with the Member's then current investment direction.

     SECTION 5.5. NAMED FIDUCIARY. The Committee shall be the Plan fiduciary that is obligated to comply with Members' investment instructions under this Article, but may delegate this duty to an agent in accordance with Section 10.7.


                                      20                        Section 5.5

                                    ARTICLE 6
                                  DISTRIBUTION

     SECTION 6.1. WHEN DISTRIBUTION MAY BE MADE. A Member may receive a distribution from the vested portion of the Member's Account under the following circumstances:

     (a) Termination of active employment, including retirement (or, if later, termination of an authorized leave of absence, or the commencement of an unauthorized leave of absence);

     (b)  Termination of employment on account of Disability; or

     (c) Termination of employment with the Company, because of a joint venture creation, sale, transfer, or other disposition involving all or part of the Company's business, but only if the Member's Account is not transferred, as provided in Section 2.6, to a plan of the Member's new employer.

     SECTION 6.2. FORMS OF DISTRIBUTION. A Member may elect that the Member's vested Account be paid in any one of the following forms:

     (a)  An immediate or deferred single sum in cash.

     (b) Periodic installments, paid monthly, quarterly, or annually over five years, ten years, fifteen years, or the life expectancy of the Member.

     (c) Periodic installments, paid monthly, quarterly, or annually, which are equal to a specified dollar amount chosen by the Member.


                                      21                           Section 6.2

     Installment payments shall not be made over a period exceeding the Member's life expectancy.

     A Member whose vested Account balance does not exceed $3,500, and has not exceeded $3,500 at the time of any prior distribution or withdrawal, shall receive the vested Account balance in a single sum as soon as administratively practicable after the end of the calendar month in which he terminates employment.

     SECTION 6.3. ELECTIONS REGARDING DISTRIBUTION. A Member eligible to receive a distribution shall designate the time he will receive the distribution and the form of the distribution, if his vested Account is not cashed out as described in Section 6.2. A Member who fails to make this election shall have the vested Account distributed as described in Section 6.4(a).

     Not earlier than 90 days, but not later than 30 days before the date the vested portion of the Member's Account is scheduled to be distributed, the Committee shall provide a benefit notice to a Member who is eligible to make an election under this Section 6.3. The benefit notice shall contain a general explanation of the features of the optional forms of payment available under the Plan and explain the Member's right to defer distribution until age 65.

     Notwithstanding anything in the preceding paragraph to the contrary, distribution may begin less than 30 days after the notice required in the preceding paragraph is given, as long as:

     (a) The benefit notice clearly informs the Member that the Member has a right to a period of at least 30 days after receiving


                                      22                           Section 6.3
the notice to consider the decision of whether or not to elect a distribution; and

     (b) The Member, after receiving the notice, affirmatively elects a distribution.

     SECTION 6.4.  REQUIRED TIME FOR DISTRIBUTION.

     (a) A Member, who terminates employment before attaining age 65 and defers or does not designate the time of distribution in accordance with Section 6.3, shall receive his Account balance as soon as administratively practicable after the end of the calendar month in which the Member attains age 65. A Member who terminates employment upon or after attaining age 65, shall receive his Account balance as soon as administratively practicable after the end of the calendar month in which the Member retires or otherwise terminates employment. However, distribution shall be delayed, if necessary, to comply with the direct rollover notice and election rules described in Section 6.6.

     If the Member has not elected a form of payment by the time distribution must begin under this Section 6.4(a), the vested portion of the Member's Account shall be paid to that Member in a single sum in cash.

     (b) If a Member is employed on the April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2, that Member shall receive a minimum distribution on such April 1, and shall receive a minimum distribution on each following December 31, until the Member retires or terminates active employment.


                                      23                           Section 6.4

     The amount of the initial minimum distribution shall be equal to the value of the vested portion of the Member's Account as of the December 31 preceding the Member's attainment of age 70-1/2, divided by the applicable divisor. The amount of any subsequent minimum distribution is equal to the value of the Member's vested Account as of the December 31 preceding the minimum distribution date, divided by the applicable divisor. "Applicable divisor" means the amount in (2), if the Member's Beneficiary is his spouse, and, in any other case, the lesser of:

          (1)  The applicable divisor determined in accordance with Prop. Reg.
Section 1.401(a)(9)-2, Q&A-4; or

          (2) The joint life expectancy of the Member and Beneficiary, as determined under Prop. Reg. Section 1.401(a)(9)-1, Q&A E1 - E4, using the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9.

     (c) If a Member is required to receive a distribution, but the Committee is unable to locate the Member (or the Member's Beneficiary) within five years, the Member's Account shall be forfeited, and the forfeiture shall be applied to reduce the Company's contribution for the Plan Year. Such forfeited Account shall be restored and distributed to the Member or Beneficiary, if a claim for such Account is made by such Member or Beneficiary, or if the Committee is able to locate the Member or Beneficiary. Payment of such a restored Account shall be made approximately 60 days after the date the Committee locates the Member or Beneficiary, or, if earlier, the date a claim is filed.


                                      24                           Section 6.4

     SECTION 6.5.   STATUTORY REQUIREMENTS REGARDING DISTRIBUTION.

     (a) Regardless of any contrary provision of the Plan, a distribution from the Plan to a Member shall begin no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

          (1)  the date on which a Member attains age 65,

          (2) the 10th anniversary of the year in which a Member commenced participation under the Plan, or

          (3) the Member's termination of employment with the Affiliated Companies.

     (b) Notwithstanding anything herein to the contrary, any distribution hereunder shall be determined in accordance with Code section 401(a)(9) and the proposed regulations thereunder, including the "minimum distribution incidental benefit requirement" of Section 1.401(a)(9)-2 of the proposed regulations.

     SECTION 6.6. DISTRIBUTION UPON DEATH. If the Member dies before distribution of the Member's vested Account begins, the Member's benefit shall be distributed in a single sum to the Member's Beneficiary. Generally, distribution shall occur as soon as administratively practicable after the end of the calendar month in which the Committee receives satisfactory evidence of the death of the Member. However, the Beneficiary may elect to delay distribution to the earlier of:

     (a)  the fifth anniversary of the Member's death; or

     (b)  the date the Member would have reached age 65.


                                      25                           Section 6.6

     SECTION 6.7. DIRECT ROLLOVER OF DISTRIBUTION. A distributee may elect to have an eligible rollover distribution paid directly to at most one eligible retirement plan specified by the distributee. However, this election may not be made if the total eligible rollover distributions paid to the distributee will be less than $200.

     A distributee may elect to divide an eligible rollover distribution so that part is paid directly to an eligible retirement plan and part is paid to the distributee. However, the part paid directly to the eligible retirement plan must total at least $500.

     A distributee may elect a direct rollover after having received a written notice that complies with the rules of section 402(f) of the Code. In general, payment to a distributee shall not begin until 30 days after the section 402(f) notice is given. However, payment may be made sooner if the notice clearly informs the distributee of the right to a period of at least 30 days to consider the decision of whether or not to make a direct rollover, and the distributee, after receiving the notice, makes an affirmative election. A distributee who fails to make an election in the thirty-day period shall receive the eligible rollover distribution immediately after the 30-day period expires.

     For purposes of this Section, the following terms have the meanings set forth below:

     (a) An "eligible rollover distribution" is any distribution or withdrawal payable under the terms of this Plan to a Member,


                                      26                           Section 6.7
which is described in section 402(c)(4) of the Code. In general, this term includes any single-sum distribution, and any distribution that is one in a series of substantially equal periodic payments made over a period that is less than ten (10) years, and is less than the distributee's life expectancy. However, an eligible rollover distribution does not include the portion of any distribution which constitutes a minimum required distribution under section 401(a)(9) of the Code, or the portion of any distribution which is a return of the After-tax Contributions of a Member. Such term also does not include a distribution to the Member's Beneficiary, unless the Beneficiary is the Member's spouse.

     (b)  "Eligible retirement plan" means:

          (1) An individual retirement account described in section 408(a) of the Code;

          (2) An individual retirement annuity described in section 408(b) of the Code;

          (3)  An annuity plan described in section 403(a) of the Code; and

          (4) A retirement plan qualified under section 401(a) of the Code, but only if the terms of such plan permit the acceptance of rollover distributions.

     However, in the case of an eligible rollover distribution to a distributee who is a surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.


                                      27                           Section 6.7

     (c) "Distributee" means a Member, Former Member, the spouse of a deceased Member, or a spouse who is an alternate payee under a qualified domestic relations order.

     SECTION 6.8. FACILITY OF PAYMENT. If the Committee deems any person entitled to receive any amount under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

     (a) To apply such amount directly for the comfort, support and maintenance of such person;

     (b) To reimburse any person for any such support previously supplied to the person entitled to receive any such payment;

     (c) To pay such amount to a court appointed legal representative or guardian selected by the Committee to disburse it for such comfort, support and maintenance.

     SECTION 6.9. FORFEITURES. A Member who terminates employment and who, as a result, receives a distribution of the vested portion of an Account, shall forfeit all non-vested amounts in the Account. A Member who is not vested in the portion of the Account derived from employer contributions shall be deemed to have received a distribution of the entire vested Account upon termination of employment. Forfeitures under this Section shall reduce Company contributions under Section 3.5.


                                      28                           Section 6.9

     If the Member later returns to the employ of the Company or an Affiliated Company before incurring a Break in Service, that Member's non-vested Account shall be restored, and the Member may repay the amount of the distribution.

     SECTION 6.10. RECOVERY OF PAYMENTS MADE BY MISTAKE. Notwithstanding anything to the contrary, a Member or Beneficiary is entitled to only those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. Further notwithstanding anything to the contrary, an alternate payee under a qualified domestic relations order is entitled to only those benefits from the Plan as are designated by the order and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.







                                      29                           Section 6.10

                                    ARTICLE 7
                                   WITHDRAWALS

     SECTION 7.1. WITHDRAWALS FROM AFTER-TAX ACCOUNT. A Member may make a single-sum withdrawal from the Member's After-tax Account at any time. However, there are three conditions on this right:

     (a)  A withdrawal must total at least $500;

     (b)  A Member may make only one withdrawal in a Plan Year; and

     (c)  A Member must have made contributions to this Plan (or a Predecessor
Plan), for at least one year.

     SECTION 7.2.  HARDSHIP WITHDRAWALS.

     (a)  ELIGIBILITY.  A Member may request a hardship distribution, if:

          (1) That Member has received all distributions available under this Plan, including After-tax Account distributions described in Section 7.1, and any in-service distribution available to a Member from a subaccount derived from a Predecessor Plan;

          (2) That Member has received the maximum loan available under this Plan;

          (3) That Member has received all in-service distributions and loans available under any other plan of the Company or an Affiliated Company, and

          (4)  That Member is requesting the distribution in order to:





                                      30                           Section 7.2

               (A) pay medical expenses for the Member, the Member's spouse, or dependents;

               (B)  purchase the Member's principal residence;

               (C) pay tuition, related educational fees, or room and board for next twelve months of post-secondary education for the Member, the Member's spouse, or dependents;

               (D) prevent the Member's eviction from the Member's principal residence; or

               (E) prevent foreclosure on the mortgage on the Member's principal residence.

     (b) AMOUNT. In general, the Committee shall permit the Member to designate the amount to be withdrawn. However, the withdrawal amount shall not be more than the amount necessary to both meet the Member's financial need and pay any reasonably anticipated federal, state, and local income taxes or penalties that may result from the distribution.

     The amount that may be withdrawn is further limited to the amount held in the Member's Pretax, Rollover, and After-tax Accounts, as of the date of the withdrawal, minus any income earned on the Member's Pretax Account after December 31, 1988, as specified in Treas. Reg. Section 1.401(k)-1(d)(2)(ii).

     (c) CONSEQUENCES. A Member who makes a hardship withdrawal shall not be eligible to make Pretax Contributions or After-tax Contributions to this Plan, or any other plan sponsored by the Company or an Affiliated Company, for the 12-month period beginning on the date of the withdrawal.


                                      31                           Section 7.2

     In addition, in the calendar year following the date of the withdrawal, the Member's Pretax Contribution shall be limited to the limit applied to these contributions by Section 3.1(a), minus the Member's Pretax Contributions for the year in which he received the hardship distribution.

     (d) ADMINISTRATION. The Committee shall determine whether a Member is eligible to make a hardship withdrawal, as soon as possible following receipt of an application for such a withdrawal. If it approves the application, the Committee shall direct the Trustee to pay to the Member the amount requested by the Member (or any lesser amount dictated by subsection (b)) in a single sum.
If all or part of the distribution is an eligible rollover distribution, the rules of Section 6.6 shall apply.

     A hardship withdrawal shall be made first from the Member's After-tax Account, then from the Member's Rollover Account, and then from the Member's Pretax Account.





                                      32                           Section 7.2

                                    ARTICLE 8

                                      LOANS

     SECTION 8.1. ELIGIBILITY FOR LOAN. A Member may borrow from the Member's Account in accordance with this Article 8 and the loan procedure which the Committee shall establish, provided:

     (a) The Member has not received a loan during the Plan Year in which the loan request is made; and

     (b) The Member has repaid all loans made from this Plan or any Predecessor Plan.

     SECTION 8.2. TERMS OF LOAN. The terms of each loan shall be set by the Committee in accordance with its loan procedure, and the following provisions of this Section 8.2:

     (a)  The minimum loan amount shall be $1,000.

     (b)  The maximum loan amount shall be the least of:

          (1) $50,000, minus the highest outstanding balance of loans from the Plan, any Predecessor Plan, and any plan of an Affiliated Company during the one-year and one-day period ending on the date the loan is granted;

          (2) 50% of the Member's vested Account balance under the Plan, valued as of the date the loan is processed; or

          (3) The aggregate balance of the Member's subaccounts which do not contain Basic Contributions or Pension Equalizer Contributions.

     (c) The interest rate charged on the unpaid balance of the loan shall be equal to the prime rate charged for loans, as


                                      33                           Section 8.2
published in the Wall Street Journal on the first business day of the month in which the loan is made.

     (d) All loans shall be repaid within 5 years, except for a loan used to purchase the Member's principal residence.

     (e) Loans shall be repaid by payroll deduction, as described in the loan procedure established by the Committee. In the event the Member is on an approved leave of absence and not receiving paychecks from the Company, the Member shall make regular repayments to the Trust Fund, with payments made not less frequently than quarterly. These payments shall be made at the time and in the manner described in the Committee's loan procedure. All loan repayments shall be invested in accordance with the Member's current investment election.

     (f) Early payment of a loan may be made without penalty. However, a single-sum repayment of a loan by an active Employee may not be made unless normal payroll deduction payments have been made for a period of six (6) months. Loans and loan repayments shall not be treated as elections of allocations or transfers under Sections 5.2 and 5.3.

     (g) Upon the termination of active employment (or, if later, the termination of an approved leave of absence) of a Member, the loan shall become immediately due and payable. Any loan balance remaining at such time shall be repaid by direct payment to the Plan. If the Member does not make such payment, the Member's Account shall be reduced by the amount necessary to pay off the loan. If the termination is due to the sale of a business unit by


                                      34                           Section 8.2
the Company, the foregoing provisions shall apply unless negotiated otherwise with the purchaser.

     SECTION 8.3.   ACCOUNTING FOR LOANS.

     (a) Loan funds for a Member shall be taken first from any subaccount holding pretax deferrals made by a Member to a Predecessor Plan, then from the Member's Pretax Account, then from the vested portion of any subaccount holding matching contributions made on behalf of a Member under a Predecessor Plan (other than the Savings Plan for Employees of Baroid Corporation), then from any subaccount holding rollover contributions made by a Member to a Predecessor Plan, then from the Member's Rollover Account, then from the Member's Matching Account (if vested), then from the vested portion of the subaccount holding matching contributions made on behalf of a Member from the Savings Plan for Employees of Baroid Corporation, then from any subaccount holding voluntary after-tax contributions made by a Member to a Predecessor Plan, then from the Member's After-tax Account.

     (b) A subaccount, equal to the amount of the outstanding loan, shall be established for the Member, and shall be maintained until the loan has been repaid. The loan shall be the sole, directed investment of such subaccount.

     SECTION 8.4. ADMINISTRATION OF LOANS. The loan program under the Plan shall be administered by the Committee in a uniform and nondiscriminatory manner in accordance with the loan procedures it establishes and the provisions of this
Article 8.


                                      35                           Section 8.4

     Loans granted under the terms of a Predecessor Plan shall be administered by the Committee in accordance with this Article 8, to the extent that any change in prior administrative practices would not violate the terms of the note governing such a loan. A note negotiated under the terms of a Predecessor Plan which is extended or modified after the date the Predecessor Plan is merged into this Plan shall meet the requirements of this Article and the Committee's loan procedures.

     SECTION 8.5. PREEMPTION OF USURY LAWS. In any action to collect payments due under a Plan loan or to foreclose a security interest for such a loan, no party may interpose state usury laws as a defense to nonpayment or foreclosure. All such laws shall be deemed preempted by section 514 of ERISA, to the extent they purport to relate to the Plan and loans thereunder.

     SECTION 8.6. LOANS TO MILITARY PERSONNEL. Notwithstanding anything in these loan provisions to the contrary, the interest rate charged to a Member in military service, on a loan taken out prior to the Member's entry into such service, shall not exceed six percent (6%) per annum, during any part of the period of military service, as limited by the Soldiers' and Sailors' Civil Relief Act of 1940.

     SECTION 8.7. DISPUTES. All disputes over loans shall be resolved through the Plan's claims and appeal procedures.


                                      36                           Section 8.7

                                    ARTICLE 9

                               VESTING AND SERVICE

     SECTION 9.1.   VESTING.

     (a) A Member's interest in the Member's Pretax Account, After-tax Account, and Rollover Account at all times shall be fully vested and nonforfeitable.

     (b) A Member's interest in the Member's Matching Account, Basic Account, Medisave Account, and Pension Equalizer Account shall become fully vested and nonforfeitable upon the Member's completion of 5 years of Service (as defined in Section 9.2); upon the later of the attainment of age 65 or the 5th anniversary of the Member's participation in the Plan; or upon death or Disability.

     SECTION 9.2. SERVICE. In general, Service is the total time of an Employee's employment with the Company, counted in years and months. In determining the length of an Employee's Service, all of the Employee's Periods of Service shall be counted, unless cancelled or excluded under subsection (b).

     (a) The following periods constitute Service, even if they would not constitute Service under the first paragraph of this Section:

          (1) Service credited under the terms of a Predecessor Plan, and any additional service credited under the terms of a merger agreement involving the Predecessor Plan;

          (2) Periods of employment with an Affiliated Company for the period that such an entity is an Affiliated Company;


                                      37                           Section 9.2

          (3) Periods of employment with a predecessor to the Company or an Affiliated Company, if:

               (A) The period is credited under the terms of a plan of the predecessor which is maintained by the Company or an Affiliated Company; or

               (B) The Committee, by resolution, agrees to count such periods as Service under the Plan for all Employees who are or may be covered under the Plan;

          (4) Service with a joint venture of the Company, an entity which has ceased to be an Affiliated Company, or an entity spun off from the Company, if the Committee, by resolution, agrees to count such periods as Service under the Plan;

          (5) A leave of absence approved by the Company (or an Affiliated Company) in writing; provided, however, if an individual does not return from the leave, that individual's Service shall include only the first year of the leave;

          (6) A period of employment in a uniformed service (as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994), if the Employee was an Employee before the Employee's employment in the uniformed service and the Employee returns to the Company before the Employee's reemployment rights under the statute expire; and

          (7) Service following the date an Employee's active employment with the Company or an Affiliated Company terminates, if the Employee resumes active employment within 12 months.


                                      38                           Section 9.2

     (b) The following periods do not constitute Service, regardless of any provision in this Section to the contrary:

          (1) Service prior to a Break in Service, unless the Employee was vested in any portion of the Employee's Account derived from Company contributions at the time of the Break in Service; and

          (2) The interim maternity or paternity leave period between the first and second anniversaries of absence, as described in Section 15.12(d).




















                                      39                           Section 9.2

                                  ARTICLE 10

                          ADMINISTRATION OF THE PLAN

     SECTION 10.1. APPOINTMENT OF THE COMMITTEE. The administration of the Plan, including the payment of all benefits to Members or their Beneficiaries, shall be the responsibility of the Dresser Industries, Inc. Employee Benefits Committee, which is the administrator of the Plan. In addition, the Committee and each Committee member shall be named fiduciaries of the Plan. The Committee shall consist of at least three persons appointed from time to time by the Board, who shall serve at the pleasure of the Board.

     SECTION 10.2. CONDUCT OF COMMITTEE BUSINESS. The Committee shall elect a Chairman who shall be a member of the Committee and a Secretary who may or may not be a member of the Committee. The Committee may appoint such subcommittees as it shall deem necessary and appropriate. The Committee shall conduct its business according to the provisions of this Article 10 and shall hold meetings in any convenient location. A majority of all of the members of the Committee shall have power to act with or without a meeting, and the concurrence or dissent of any member may be by telephone, e-mail, fax, wire, cablegram or letter.

     SECTION 10.3. RECORDS AND REPORTS OF THE COMMITTEE. The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Company. The Committee shall obtain from the Trustee regular

                                      40                           Section 10.3
reports with respect to the current value of the assets held in the Trust
Fund, in such form as is acceptable to the Committee.

     SECTION 10.4. FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Members and their Beneficiaries and:

     (a) For the exclusive purpose of providing benefits to the Members and their Beneficiaries;

     (b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

     (c) To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

     (d) In accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I and Title IV of ERISA.

     SECTION 10.5. INVESTMENT RESPONSIBILITIES. The Committee shall possess the authority to appoint an Investment Manager or Managers (as defined in ERISA section 3(38)) to manage (including the power to acquire and dispose
of) all or any of the assets of the Trust Fund. In the event of any such appointment, the Committee shall establish the portion of the assets of the Trust Fund which shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. Likewise, the Committee may

                                      41                          Section 10.5
establish that all or a portion of the assets of the Trust Fund shall be subject to the investment jurisdiction of the Committee itself and shall advise the Trustee of such determination. With respect to such assets over which either an Investment Manager or the Committee has investment responsibility, the Investment Manager or the Committee shall possess all of the investment powers and responsibilities granted to the Trustee under the Trust Agreement, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager or the Committee, as the case may be. If the Committee so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust Fund. The investment jurisdiction of the Committee may be exercised in any manner consistent with its duties as a fiduciary, including:

     (a) directing the Investment Manager or the Trustee that certain investments or types of investments be made or liquidated;

     (b) directing the Investment Manager or the Trustee that certain investments or types of investments not be made;

     (c) requiring that the Trustee or the Investment Manager obtain approval prior to acquiring or disposing of any asset.

     SECTION 10.6. RESPONSIBILITIES OF THE BOARD, THE COMMITTEE, AND THE TRUSTEE. The Board, the Company, the Committee, and the Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and

                                      42                          Section 10.6
that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. In general,

     (a)  the Board is responsible:

          (1)  for appointing and removing the Committee,

          (2) for making any amendments that would increase or decrease the Company's contributions to the Plan, and

          (3)  for terminating the Plan;

     (b)  the Committee is responsible:

          (1)  for administering the Plan,

          (2)  for construing and interpreting the Plan, as provided in
Section 10.18,

          (3) for amending the Plan, except to the extent provided in Sections 10.6(a)(2) and (3),

          (4) for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business,

          (5) for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA,

          (6)  for complying with Member investment instructions under
Article 5,

          (7) and for exercising certain investment responsibilities as described in this Article 10; and

                                      43                          Section 10.6

     (c) the Trustee is responsible for the management and control of the Plan assets, to the extent provided in the Trust Agreement. The Committee periodically shall review the performance of the Trustee and all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of Sections 10.7 and 10.8.

     SECTION 10.7. ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of its duties and responsibilities under the Plan, the Committee may, subject always to the requirements of Section 10.4,

     (a)  Employ agents to carry out nonfiduciary responsibilities;

     (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA);

     (c) Consult with counsel and advisors, who may be counsel and advisors to the Company; and

     (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) among Committee members.

     SECTION 10.8. PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections (b) or (d) of Section 10.7 may be taken by the Committee in accordance with the following procedure:

     (a) Such action shall be taken by a majority of the Committee in a meeting or by unanimous action by way of consent resolutions;

                                      44                          Section 10.8

     (b) Any delegation of fiduciary duties or any allocation of fiduciary duties among members of the Committee may be modified or rescinded by the Committee according to the procedure set forth in subsection (a) of this
Section 10.8.

     SECTION 10.9. EXPENSES. The expenses of administering the Plan and the compensation of all employees, agents, counsel, or advisors of the Committee, including the Trustee's fees, shall be paid from the Trust Fund, unless paid by the Company. In determining whether to pay Plan expenses, the Company acts in a corporate and not a fiduciary capacity.

     SECTION 10.10. INDEMNIFICATION. The Company agrees to indemnify and reimburse members of the Committee and employees acting for the Company, and all such Former Members and former employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for, or the management and administration of, the Plan. Indemnification and reimbursement shall be made to the fullest extent permitted by law, Dresser Industries, Inc.'s Certificate of Incorporation, and any indemnification policy purchased by the Company.

     SECTION 10.11. DISPUTES. Any dispute over the interpretation or application of this Plan or any Predecessor Plan shall be resolved through the claims and appeal procedures set forth in Sections 10.11 - 10.20. For purposes of Sections 10.11 - 10.20, "Plan" includes this Plan and any Predecessor Plan.

                                      45                         Section 10.11

     The purpose of these claims and appeal provisions is to secure the speedy, inexpensive resolution of all disputes over Plan benefits and rights granted by the Plan. These provisions shall be liberally construed so as to avoid litigation and its attendant expenses.

     SECTION 10.12. CLAIMS PROCEDURE. Each person who claims entitlement to any right or benefit under the Plan ("claimant") may submit a claim with respect to that benefit or right. All claims shall be submitted in writing to the Committee and shall be accompanied by such information and documentation as the Committee determines are required to make a ruling on the claim. Upon receipt of a claim, the Committee shall consider the claim and shall render a decision and communicate the same to the claimant.

     The Committee shall render a decision within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

     In the event that the claim is denied in whole or in part, the claimant shall be given notice in writing, which shall set forth

                                      46                         Section 10.12
the following in a manner reasonably calculated to be understood by the claimant:

     (a)  the specific reason(s) for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

     (d)  an explanation of the Plan's appeal procedure.

     The failure of the Committee to render a decision on a claim within the time specified shall be deemed to be a denial of such claim.

     Any claim under this claims procedure must be submitted within 12 months from the earlier of (i) the date on which the claimant learned of facts sufficient to enable the claimant to formulate such claim, or (ii) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable the claimant to formulate such claim.

     SECTION 10.13. APPEAL PROCEDURE. When a claim has been or is deemed denied, the claimant (hereinafter referred to as appellant) shall have the right within 60 days after receipt of written notice thereof or the date the claim is deemed denied to file an appeal with Committee and to go through the appeal procedure herein set forth. All appeals shall be in writing, and shall set forth the reasons why the appellant believes the decision denying the claim is erroneous. The appellant may be represented by counsel, or by

                                      47                         Section 10.13
other representative authorized in writing by appellant in a manner specified by the Committee, and appellant or appellant's counsel or duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee. The expense of a paid representative shall be borne by the appellant.

     Within 60 days after such written appeal is received, the Committee shall conduct a full and fair review of the entire claim. The Committee shall render a decision on the appeal in writing not later than 60 days after receipt of the written appeal, unless special circumstances (such as the need to hold a hearing, which shall be determined by the Committee) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a written appeal. If special circumstances require an extension of time for processing, the Committee shall so notify the appellant prior to the commencement of the extension. If the Committee does not render a decision within 60 days (120 days if special circumstances arise), the appeal shall be deemed denied.

     The decision shall include specific references to provisions of this Plan and of law and shall be written in a manner reasonably calculated to be understood by the appellant. The decision of the Committee shall be final and shall be binding upon the appellant, the appellant's Beneficiaries, heirs, and assigns and all other persons claiming by, through or under the appellant.

     A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure

                                      48                         Section 10.13
by the aggrieved party to exhaust that party's administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.

     SECTION 10.14. EXHAUSTION OF ADMINISTRATIVE REMEDIES. No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under section 502(a)(1)(B) of ERISA, or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to the claimant hereunder in Sections 10.12 - 10.13. A claimant must raise all issues and present all theories relating to his claim to the Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

     SECTION 10.15. LIMITATION ON ACTIONS. Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within one (1) year from receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this one-year limitation period shall be dismissed by the court. Service of legal process shall be made upon the Plan by service upon the Committee.

     SECTION 10.16. FEDERAL PREEMPTION. All state law causes of action that arise out of or relate to this Plan or to entitlement to rights or benefits under the Plan shall be deemed to have been preempted by section 514 of ERISA.

                                      49                         Section 10.16

     SECTION 10.17. NO RIGHT TO JURY TRIAL; EVIDENCE. In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.

     SECTION 10.18. SCOPE OF REVIEW. The Committee shall have full discretionary authority to interpret and apply the terms of the Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Committee's decisions. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals.

     No finding of fact by the Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Committee shall be reversed by a court unless the party contesting the conclusion shall demonstrate that the Committee is guilty of manifest disregard of law.

     SECTION 10.19. LIMITATION ON DAMAGES. In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other

                                      50                         Section 10.19
damages whether denominated incidental, special, consequential, collateral, compensatory, exemplary, punitive or whatever.

     SECTION 10.20. MEMBER PLAN DATA. The Committee may issue, or cause to be issued, from time to time, statements to Employees, Members, Former Members, and Beneficiaries, indicating eligibility, Service or other data regarding their Plan benefits. If any such person wishes to challenge the accuracy of such data or of any information issued in response to a request within the terms of sections 105(a) or 209(a)(1) of ERISA, the person shall do so in the manner and within the time limits set forth above in Sections
10.11 - 10.19.

     SECTION 10.21. ADVISORS NOT FIDUCIARIES. The Committee and other Plan fiduciaries may solicit the advice of attorneys, actuaries, accountants, consultants and other professionals and may rely upon their advice in the performance of duties under the Plan. No such advisor shall be considered a fiduciary by virtue of having advised a fiduciary but shall be a fiduciary only to the extent he expressly accepts that role.







                                      51                         Section 10.21

                                   ARTICLE 11

                        AMENDMENT, TERMINATION OR MERGER


     SECTION 11.1. AMENDMENT. Dresser Industries, Inc. shall have the right to amend the Plan in writing at any time and in any respect whatsoever, provided that no amendment shall be made which would deprive any Member retroactively of the vested portion of the Member's Account or make it possible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries (except for refunds as provided in Section 12.4). When making decisions regarding Plan amendments, the Committee, the Board, and their agents act in a corporate and not a fiduciary capacity.

     A plan merger agreement between Dresser Industries, Inc. and any entity which sponsors a Predecessor Plan shall serve as a formal amendment to this Plan, to the extent that the merger agreement relates to this Plan.

     SECTION 11.2. TERMINATION. Although Dresser Industries, Inc. intends to continue the Plan, the Plan may be terminated by written action of the Board at any time and for any reason. In the event of the termination or partial termination of the Plan or upon the complete discontinuance of contributions under the Plan, the rights of each affected Member to the Member's Account on the date of such termination or discontinuance shall be nonforfeitable and fully vested. Subject to the distribution requirements of
Article 6, payment of such amounts to each Member or Beneficiary, upon the

                                      52                       Section 11.2
termination of the Plan or upon the complete discontinuance of contributions under the Plan, shall be made by the Trustee at such time and in such manner as is directed by the Committee, provided, however, that all Members and Beneficiaries similarly situated shall be treated in a nondiscriminatory manner. Distribution of Pretax Accounts shall commence only if a successor defined contribution plan, as defined in Treas. Reg. Section 1.401(k)-1(d)(3), has not been established by the Company.

     SECTION 11.3. MERGER. In the case of any merger or consolidation of this Plan and/or the Trust Fund with, or any transfer of the assets or liabilities of the Plan and/or Trust Fund to, any other plan, or the transfer of assets or liabilities of another plan to the Plan, the terms of such merger, consolidation or transfer shall be such that each Member would receive (in the event of termination of the other plan or this Plan or its successor immediately thereafter) a benefit which is no less than the Member would have received in the event of termination of the Plan immediately before such merger, consolidation or transfer.

     SECTION 11.4. REPRESENTATIONS CONTRARY TO PLAN. No employee, supervisor, officer or director of the Company has authority to alter, vary or modify the terms of the Plan, except in writing through the Plan's formal amendment procedures set forth in Section 11.1. No representation contrary to the terms of the Plan and the formal amendments thereto shall be binding on the Plan, the Trustee, the Committee, or the Company.

                                      53                       Section 11.4

                                   ARTICLE 12

                             ESTABLISHMENT OF TRUST


     SECTION 12.1. AGREEMENTS OF TRUST. In order to implement the Plan, Dresser Industries, Inc. has entered or will enter into one or more Trust Agreements, to the end that such funds as may be contributed from time to time for the payment of all or any part of the benefits under the Plan shall be segregated from the Company's own assets and held in trust by the Trustee for the exclusive benefit of the Members or their Beneficiaries (except for refunds as provided in Section 12.4) under the Plan who may, in accordance with the terms of the Plan and such Trust Agreements, be entitled to participation thereunder.

     SECTION 12.2. THE TRUSTEE. One or more banks or trust companies shall be appointed by the Board or by such other person or persons as shall be authorized by the Board, as Trustee of the Trust Fund. The primary duty of the Trustee is to hold, invest and reinvest the Trust Fund, and the powers and duties of the Trustee shall be as described in a Trust Agreement between the Company and the Trustee.

     The Trust Agreement shall be deemed to form a part of this Plan and any or all benefits which may accrue to any Member under this Plan shall be subject to the terms and conditions of said Trust Agreement. The Trust Agreement shall permit establishment of one or more separate investment funds within the Trust Fund, such separate investment funds to be invested solely in accordance with

                                      54                       Section 12.2
guidelines established by the Committee and communicated to the Members.

     SECTION 12.3. TRUST FUND FOR EXCLUSIVE BENEFIT OF MEMBERS OF THE PLAN AND THEIR BENEFICIARIES. Except as otherwise provided in Section 12.4, it shall be impossible under any circumstances at any time for any part of the corpus or income of the Trust Fund to be used for, or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries.

     SECTION 12.4. REFUND OF CERTAIN COMPANY CONTRIBUTIONS. Notwithstanding anything to the contrary:

     (a) any contribution made to the Plan by the Company by a mistake of fact shall be returned to the Company as soon as practicably possible following discovery of the mistake, but not later than one year after the payment of the contribution;

     (b) all contributions made to the Plan by the Company are conditioned upon initial qualification of the Plan under the Code and, if the Plan receives an adverse determination with respect to its initial qualification, then all contributions shall be returned to the Company within one year after such determination, but only if application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe; and

     (c) each contribution made to the Plan by the Company is conditioned upon the deductibility of the contribution under section 404 of the Code and, to the extent the deduction is

                                      55                       Section 12.4
disallowed, the contribution shall be returned to the Company (to the extent disallowed), as soon as practicably possible following disallowance of the deduction, but not later than one year after disallowance.

     The maximum amount that may be returned to the Company under Section 12.4(a) or (c) is the excess of

     (d)  the amount contributed by the Company, over, as relevant,

     (e) (1) the amount that would have been contributed had no mistake of fact occurred, or

          (2) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.

     Earnings attributable to the excess contribution may not be returned to the Company under Section 12.4(a) or (c), but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the Account of any Member, Former Member, or Beneficiary to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Company must be limited so as to avoid such reduction.

     In the case of a reversion Section 12.4(b), the entire assets of the Plan attributable to Company contributions shall be returned to the Company.

                                      56                       Section 12.4

                                  ARTICLE 13

                            TOP-HEAVY REQUIREMENTS


     SECTION 13.1. TOP-HEAVINESS DETERMINATION. The Plan is Top-Heavy for a Plan Year if, as of the last day of the preceding Plan Year, based on valuations as of such date, the present value of the cumulative accrued benefits under any Company defined benefit plan and of Accounts under this Plan and any other defined contribution plan, and including any part of any accrued benefit or account value distributed from this Plan or any other Company (or Affiliated Company) plan within the 5-year period ending on the last business day of the Plan Year, of key employees (as defined in section 416(i) of the Code) exceeds 60% of a similar sum for all employees under each plan of the Company and any Affiliated Company in which a key employee participates and each other plan of the Company or any Affiliated Company, which enables any such plan to meet the requirements of section 401(a)(4) or 410 of the Code. Accounts and benefits shall not be taken into account with respect to any individual who has not performed any service for the Company or an Affiliated Company at any time during the 5-year period ending on the last business day of the Plan Year.

     SECTION 13.2. EFFECT OF TOP-HEAVINESS. If the Plan is Top-Heavy in a Plan Year, the following provisions apply:

     (a) A Member who is credited with Service in a Plan Year in which the Plan is Top-Heavy shall be 100% vested in the Member's

                                      57                       Section 13.2

Account under the Plan. This provision shall continue to apply to the Member even after the Plan ceases to be Top-Heavy.

     (b) A Member who is not a key employee shall receive a five percent Company contribution. Basic Contributions and Pension Equalizer
Contributions shall be counted as Company contributions for this purpose. Matching Contributions, Medisave Contributions and Pretax Contributions shall be disregarded.

     (c) In determining whether the requirements of section 415(e) of the Code have been met, the 1.25 factor shall be replaced by 1.0.







                                      58                       Section 13.2

                                   ARTICLE 14

                                  MISCELLANEOUS


     SECTION 14.1. EMPLOYMENT RIGHTS. Participation in this Plan shall not give to any Member the right to be retained in the employ of the Affiliated Companies, nor, upon dismissal, to have any rights other than as described in this Plan.

     SECTION 14.2. HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

     SECTION 14.3. NUMBER AND GENDER. The masculine pronoun when used herein shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan requires otherwise.

     SECTION 14.4. CONSTRUCTION. Except to the extent preempted by federal law, the provisions of the Plan shall be interpreted in accordance with the laws of the State of Texas.

     SECTION 14.5. ADOPTION OF PLAN CONTINGENT UPON IRS APPROVAL. Notwithstanding anything in this Plan to the contrary, the adoption of this Plan by Dresser Industries, Inc. is contingent upon a determination by the Internal Revenue Service that the Plan qualifies as a tax-exempt retirement program under sections 401(a) and 501(a) of the Internal Revenue Code of 1986. If the Internal Revenue Service fails to issue a favorable letter of determination, Dresser Industries, Inc., at its discretion, may treat the adoption of this Plan, the portion of any merger agreement which relates to


                                      59                       Section 14.5
this Plan, and any Plan merger which occurs on or after the Effective Date as null and void. Title I, Part 1 of ERISA shall not apply to this Plan unless and until the Internal Revenue Service issues a written determination that the Plan is qualified under sections 401(a) and 501(a) of the Code.


                                      60                       Section 14.5

                                   ARTICLE 15

                                    GLOSSARY

     Each word and phrase defined in this Article 15 shall have the following meaning whenever such word or phrase used herein unless a different meaning is clearly required by the context of the Plan.

     SECTION 15.1. ACCOUNT. The bookkeeping account of a Member kept pursuant to Section 4.1, used to keep track of a Member's interest in the Trust Fund. Some of the subaccounts kept on behalf of a Member are further defined in
Section 4.1.

     SECTION 15.2. AFFILIATED COMPANY. A member of a controlled group of corporations (as defined in Code section 1563(a), determined without regard to Code section 1563(a)(4) and Code section 1563(e)(3)(C)), of which Dresser Industries, Inc. is a member, or

     (a) an unincorporated trade or business which is under common control with Dresser Industries, Inc., as determined under Code section 414(c) and regulations issued thereunder; or

     (b) an organization which is part of an affiliated service group with Dresser Industries, Inc., as determined under Code section 414(m) and the regulations thereunder; or

     (c) any other entity required to be aggregated with Dresser Industries, Inc., pursuant to the regulations published under Code section 414(o).

     For the purpose of determining the length of a Member's Service, the phrase "more than 50 percent" shall be substituted for

                                     61                            Section 15.2
the phrase "at least 80 percent", each time it appears in Code section 1563.

     SECTION 15.3. AFTER-TAX CONTRIBUTION. That portion of a Member's Earnings which the Member elects to contribute to the Member's Account on an after-tax basis under Section 3.1(b).

     SECTION 15.4.  BASIC CONTRIBUTION.  Contributions made by the Company under
Section 3.2(a).

     SECTION 15.5. BENEFICIARY. The individual the Member designates to receive the sums credited to the Member's Account in the event of the Member's death. The term "Beneficiary" shall include a contingent beneficiary designated by the Member to receive said sums should the Member's primary Beneficiary predecease the Member. The Member shall designate a Beneficiary as provided in
Section 2.2, upon initial enrollment in the Plan, and a Member may change a Beneficiary by filing a new designation form with the Committee. However, the designation by a married Member of a primary Beneficiary other than the Member's spouse shall not be valid unless the spouse consents to the designation of the alternate Beneficiary, the spouse's consent acknowledges the effect of the designation, and the designation is witnessed by a Plan representative or a notary public.

     A designation of a Beneficiary under a Predecessor Plan shall remain valid under this Plan, until revoked by the Member.

     In the event there is no valid Beneficiary designation in effect, or if the Member's Beneficiary has died and the Member has not made a new Beneficiary designation, the Member's Beneficiary


                                     62                            Section 15.5
shall be the Member's spouse, or if there is no spouse, the Member's estate.

     SECTION 15.6.  BOARD.  The Board of Directors of Dresser Industries, Inc.

     SECTION 15.7. BREAK IN SERVICE. A period of absence of 60 or more consecutive months, beginning with a Date of Separation and continuing until the next Date of Employment.

     SECTION 15.8. CODE. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     SECTION 15.9. COMMITTEE. The Dresser Industries, Inc. Employee Benefits Committee as described in Article 10.

     SECTION 15.10. COMPANY. Dresser Industries, Inc., and any Affiliated Company which adopts this Plan. By adopting the Plan, an Affiliated Company shall authorize the Board and the Committee to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Board.

     SECTION 15.11. DATE OF EMPLOYMENT. The date on which an Employee first earns an hour of service with the Company or an Affiliated Company.

     SECTION 15.12. DATE OF SEPARATION.  The earlier of:

     (a) the date on which an Employee (or Former Member) quits, retires, is discharged or dies,

     (b) the first anniversary of any period of absence from active employment with the Company or an Affiliated Company, for any reason other than those specified in Section 15.12(a), subject

                                     63                           Section 15.12
to the provisions of Sections 15.12(c), 9.2(a)(6), and 9.2(a)(7). Date of Separation shall not include the date on which an Employee transfers to an ineligible job classification or a non-participating Affiliated Company, or

     (c)  the date of disposition of business unit, as described in Section
6.1(d).

     (d) In the case of an Employee (or Former Member) on maternity or paternity leave which continues beyond the first anniversary of the absence on account of such leave, the Employee's (or Former Member's) Date of Separation shall be the second anniversary of such absence. Maternity or paternity leave means an absence from work for any period--

          (1)  by reason of the pregnancy of the individual,

          (2)  by reason of the birth of a child of the individual,

          (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

          (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     SECTION 15.13. DISABILITY. Any physical or mental condition which renders a Member incapable of performing the work for which he was employed or similar work, as certified in writing by a doctor of medicine and as approved by the Committee.

     SECTION 15.14. EARNINGS.  For any Plan Year, the sum of (a) and (b) minus
(c), where:

                                     64                           Section 15.14

     (a) is the Member's W-2 Compensation, as defined in Treas. Reg. Section 1.415-2(d)(11)(i); and

     (b) is elective contributions made on behalf of the Member by the Company that are not includible in gross income under sections 125 (relating to cafeteria plans) or 402(e)(3) (relating to 401(k) plans) of the Code; and

     (c) is reimbursements or other expense allowances, foreign service allowances, the exercise of any option under the Company Stock Option Plan, any amounts payable under a Company performance unit/share plan or incentive stock, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, to the extent such items are considered Earnings under Section 15.14(a).

     Earnings for any Plan Year shall be limited in accordance with Code section 401(a)(17). This limit shall be adjusted automatically as appropriate, in accordance with any statutory changes to the dollar figure and in accordance with any cost-of-living adjustments to that figure under the Code.

     SECTION 15.15. EFFECTIVE DATE.  Midnight, May 31, 1995.

     SECTION 15.16. EMPLOYEE.  An individual described in Section 2.1.

     SECTION 15.17. ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended.

     SECTION 15.18. FORMER MEMBER. Any person who was at one time a Member but who is no longer a Member and who has not yet received a complete distribution of the person's Account from the Plan.

                                     65                           Section 15.18

     SECTION 15.19. HIGHLY COMPENSATED. An Employee is Highly Compensated if at any time during the twelve-month period preceding the first day of the current Plan Year (the "look-back year") he:

     (a) was a 5-percent owner of the Company or an Affiliated Company as defined in Code section 416(i);

     (b) earned more than $100,000 (as adjusted in accordance with section 414(q)(1) of the Code) in annual compensation from the Company and all Affiliated Companies;

     (c) earned more than $66,000 (as adjusted in accordance with section 414(q)(1) of the Code) in annual compensation from the Company and all Affiliated Companies and was a member of the "top paid group". The "top paid group" includes all actively employed individuals who are in the top 20 percent of the work force of the Company and Affiliated Companies on the basis of compensation, except individuals who have not completed 6 months of service, individuals who normally work less than 17-1/2 hours per week, or individuals who normally work not more than 6 months during any year; or

     (d) was an officer of the Company or an Affiliated Company and received compensation greater than 50% of the limit on annual benefits imposed by Code section 415(b), unless such officer was an individual who has not completed 6 months of service, an individual who normally works less than 17-1/2 hours per week, or an individual who normally works not more than 6 months during any year.

                                     66                           Section 15.19

     An Employee who was not an Employee described in subsections (a),(b),(c), or (d) during the look-back year will be treated as Highly Compensated for the current Plan Year (the "determination year"), if he is described in subsections
(b), (c), or (d) of this Section 15.19, for the determination year, and the Employee is one of the top 100 Employees by compensation during the determination year.

     The determination described above shall be made with reference to the definition of "highly compensated employee" found in Treas. Reg. Section 1.414(q)-1T, Q&A-2.

     In no event will the Company and Affiliated Companies have more than 50 officers (or, if lesser, the greater of 3 individuals or 10 percent of the employees) who are considered to be Highly Compensated merely by reason of their status as officers. Only those 50 officers with the highest compensation will be considered Highly Compensated.

     The determination of whether an Employee is Highly Compensated is made by taking into account compensation as defined in Code section 415(c)(3), plus salary deferral contributions or elective deferrals to a cafeteria arrangement or tax-sheltered annuity. Any compensation paid to family members of a Highly Compensated Employee shall be treated as paid to the Employee in accordance with Code section 414(q)(6). Family member, for this purpose, means the Employee's spouse, and the Employee's lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                                     67                           Section 15.19

     SECTION 15.20. INVESTMENT MANAGER. A person or organization who is appointed under Section 10.5 to direct the investment of all or part of the Trust Fund, and who is either:

     (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940;

     (b) a bank, as defined in that Act;

     (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States; or

     (d) a named fiduciary described in section 403(a)(1) of ERISA.

     SECTION 15.21. INVESTMENT OPTION. One of the options described in Article 5 or established by the Committee under Article 5, under which amounts credited to certain of a Member's subaccounts may be invested at the Member's direction (or absent Member direction, at the Committee's).

     SECTION 15.22. LIMITATION YEAR.  The calendar year.

     SECTION 15.23. MATCHING CONTRIBUTION. Contributions made by the Company under Section 3.2(b), that match Pretax Contributions or After-tax Contributions.

     SECTION 15.24. MEMBER. An Employee who has joined in the Plan as provided in Article 2 and who has not transferred to an ineligible job classification.

     SECTION 15.25. NON-GRANDFATHERED MEMBER.  A Member:

     (a) who, as of January 1, 1993, was not at least age 45 with 5 years of Service;

                                     68                           Section 15.25

     (b) whose age and years of Service, as of January 1, 1993, did not total at least 65; and

     (c) who was employed by Dresser Industries, Inc. after January 1, 1993, but before June 1, 1995.

     SECTION 15.26. PENSION EQUALIZER CONTRIBUTION. Contributions made by the Company under Section 3.2(d).

     SECTION 15.27. PERIOD OF SERVICE. The period of time beginning on a Date of Employment and continuing until the next Date of Separation.

     SECTION 15.28. PLAN.  The Dresser Industries, Inc. Retirement Savings Plan
- B as set forth herein or in any amendments hereto.

     SECTION 15.29. PLAN YEAR.  The calendar year.

     SECTION 15.30. PREDECESSOR PLAN. Any plan or a portion of a plan which has been merged into this Plan as of the Effective Date, or may be merged into this Plan, on or after the Effective Date.

     SECTION 15.31. PRETAX CONTRIBUTION. That portion of a Member's Earnings which the Member elects to defer to the Member's Account on a pretax basis under
Section 3.1(a).

     SECTION 15.32. TEST COMPENSATION. Compensation used for the purpose of determining whether the nondiscrimination tests of Sections 3.6(b)(3), (4), and
(5) are met. The Committee shall have discretion to use any definition of Test Compensation that is reasonable and nondiscriminatory under Code section 414(s). However, Test Compensation for any Plan Year shall be limited in accordance with Code section 401(a)(17). This limit shall be

                                     69                           Section 15.32
adjusted upward and downward, as appropriate, in accordance with any statutory changes to the dollar figure in Code section 401(a)(17) and in accordance with any cost-of-living adjustments to that figure under the Code.

     SECTION 15.33. TRUST AGREEMENT. An agreement entered into by the Company and one or more Trustees to govern the Trust Fund, which agreement may also provide for holding funds under any other plan maintained by the Company or an Affiliated Company.

     SECTION 15.34. TRUST FUND. The sum of the contributions made to the Plan and held by the Trustee or Trustees in a trust or trusts, increased by any profits or income thereon and decreased by any losses or reasonable expenses incurred in the administration of the Trust Fund and any payments made therefrom.

     The Plan is an eligible individual account plan described in ERISA section 407(d)(3)(A) and may invest more than ten percent of its assets in qualifying employer securities.

     SECTION 15.35. TRUSTEE. The one or more banks, trust companies or other financial institutions which are employed to hold and manage the Trust Fund.


                                    DRESSER INDUSTRIES, INC.

                                   By:
                                      --------------------------------------

                                   Title:
                                         -----------------------------------

                                     70                           Section 15.35

                                   APPENDIX A

                   CALCULATION OF PENSION EQUALIZER PERCENTAGE

     Each Member who was an active participant in a defined benefit plan sponsored by the Company on May 31, 1995, whose participation was frozen as of May 31, 1995 may receive a Pension Equalizer Contribution, unless such Member was not employed by the Company on such date and was an active participant merely because such Member was totally disabled. A Member's Pension Equalizer Contribution is the product of the Member's Equalizer Percentage as determined below and the Member's Earnings as determined in this Plan. The Member's Equalizer Percentage is determined according to the following steps:

FIRST STEP - The first step is to determine the Member's Equalizer Age in accordance with the following table:

------------------------------------------------------------------
------------------------------------------------------------------
 If the Member's Exact Age                Then the Member's
  as of June 1, 1995, is:                 Equalizer Age is:
------------------------------------------------------------------
Less than or equal to age 57                   Age 62

Greater than age 57, but less              Exact age as of
than or equal to age 60               June 1, 1995, plus 5 years

Greater than age 60, but less                  Age 65
than or equal to age 65

Greater than age 65                            None
------------------------------------------------------------------
------------------------------------------------------------------

SECOND STEP - The Actuary for the applicable pension plan shall calculate the amount of monthly retirement income the Member would have received as a life annuity beginning as of the Equalizer Age (including adjustment for early commencement, if applicable) under the pension plan's formula, assuming that the pension plan as in effect on May 31, 1995, had continued in effect to the Equalizer Age, assuming that the benefit formula under such plan remained unchanged, and assuming the Member continued in active employment until that age.

THIRD STEP - The Actuary shall project to the Equalizer Age the hypothetical account balance that would accumulate from Company contributions of 7% of Earnings, if such contributions began on the Effective Date and were made monthly until the date the Member attains his Equalizer Age. The Actuary shall assume that the hypothetical account balance grows at the rate of 8% per annum, and that Earnings for any year are based on the Earnings in 1994 (which Earnings are annualized if they represent less than 12 months of Earnings) projected according to a 4.5% salary scale. The Actuary then shall convert the hypothetical account balance to a monthly retirement income payable as a life annuity, using the appropriate factor from the 1983 Group Annuity Mortality Table, weighted 90% male and 10% female, with an interest discount rate of 8%.

FOURTH STEP - The Actuary shall subtract from the amount determined in Second Step above the amount determined in the Third Step above, plus the amount that would be received from the pension plan that formerly covered the Member, assuming that: (1) the form of payment is a life annuity, and (2) the Member retires as of the Member's Equalizer Age. The result shall be called the "Shortfall Amount". If such amount is less than zero, it will be deemed to equal zero. The Actuary shall then determine the Equalizer Percentage such that, if the Equalizer Percentage is multiplied by the Member's Earnings for years after June 1, 1995 (as projected in the Third Step above), and accumulated with investment return of 8% per annum to the Equalizer Age and divided by the same conversion factor from the Third Step above, then the result would equal the Shortfall Amount. The Equalizer Percentage is rounded to the nearest 1/10th of 1%.

                                   APPENDIX B

                      CALCULATION OF MEDISAVE CONTRIBUTIONS

     SECTION B.1.   MEDISAVE CONTRIBUTIONS. The following Members, who must be eligible to participate in the Dresser group medical plan, shall be eligible to receive Medisave Contributions if they were eligible to participate in this Plan (or a Predecessor Plan) for at least one year:

     (a)  Non-grandfathered Members;

     (b) Members hired by Dresser Industries, Inc. after May 31, 1995, who are not employed by the Oilfield Services Group;

     (c) Members hired by Dresser Industries, Inc. before June 1, 1995, who are employed by the Security Division or the Guiberson-AVA Division of Dresser Industries, Inc.; and

     (d) Members who were participants in the Baroid Corporation Savings Plan on May 31, 1995.

     The Medisave Contribution on behalf of Members described in subsections
(a), (b) or (c) shall be equal to 50% of the Pretax and After-tax Contributions of the Member, to the extent such Member's contributions do not exceed 4% of the Member's Earnings. These contributions shall be made semimonthly to the Medisave Account of each Member described in subsections (a), (b) or (c), who has made employee contributions during the semimonthly period. Medisave Contributions made in accordance with this Section may be forfeited or returned, in accordance with the provisions of Section 3.6(b).

     The Medisave Contribution on behalf of each Member described in subsection
(d) shall be $400 each Plan Year, but shall be made at the discretion of Oilfield Services Group's management. If this contribution is authorized, it shall be paid out of the profits of the Oilfield Services Group, to each Member described in subsection (d) who is (i) employed on the last day of the Plan Year for which the contribution is made, or (ii) died, retired, or became disabled during the Plan Year.

                                   APPENDIX C

                      TK VALVE & MANUFACTURING PLAN MERGER

     SECTION C.1.   BACKGROUND.  On March 31, 1993, the Company acquired all of the outstanding stock of TK Valve & Manufacturing, Incorporated ("TK"). Effective January 1, 1994, the Profit Sharing Plan of TK Valve & Manufacturing, Incorporated ("TK Plan") was merged into the Dresser Industries, Inc. Salary Deferral Plan. This Appendix contains special rules related to this merger, that continue to apply to the accounts of participants that were transferred to this Plan.

     SECTION C.2.   SERVICE. The rules in this Section C.2 apply to individuals who were employed by TK at any time prior to January 1, 1994.

     (a) SERVICE FOR PERIODS BEFORE AUGUST 1, 1993. Years of service credited under the TK Plan as of July 31, 1993, will count as years of Service under this Plan.

     (b) SERVICE FOR PERIODS AFTER JULY 31, 1993. In general, Service for all periods of employment after July 31, 1993, will be determined in accordance with
Article 9 of this Plan. However, any individual who is credited with at least 1,000 hours of service under the TK Plan during the period from August 1, 1993 to December 31, 1993, will be credited with a year of Service under this Plan on December 31, 1993. This year of Service will be the only Service credited to such an individual for the period from August 1, 1993 to July 31, 1994.

     (c) RELATIONSHIP TO BREAK IN SERVICE RULES CLARIFIED. Any Service that would otherwise be credited under this Section C.2 is subject to forfeiture under the regular Break in Service rules in Section 9.2(b)(1).

     SECTION C.3. TK SUBACCOUNTS.

     (a) IN GENERAL. A separate subaccount will be established for each individual for whom an amount was transferred to the Plan from the TK Plan ("TK subaccount"). The TK subaccount will consist of the amount transferred to the Plan, and will be credited with earnings and other investment gains and losses of the Trust Fund. An individual will be 100% vested in all the amounts in his TK subaccount.

     (b) EFFECT OF CERTAIN RULES LIMITED TO TK SUBACCOUNT. The rules in Sections
C.4 to C.5 only apply to the TK subaccount. A withdrawal under Section C.4 will reduce the TK subaccount by the amount of the withdrawal. A distribution under Section C.5 will reduce the TK subaccount to zero. At any given time, the rules in Sections C.4 to C.5 apply only to the balance of the TK subaccount remaining after these reductions have been made.

     SECTION C.4. SPECIAL WITHDRAWAL RULES. A Member may withdraw the portion of his TK subaccount, if any, attributable to voluntary employee contributions under the TK Plan (after-tax contributions in excess of the 2% mandatory employee contribution required under that plan). Withdrawals under this Section may be made no more than once in any 12-month period.

     SECTION C.5. SPECIAL DISTRIBUTION RULES. An Employee who does not have an election in effect to make Pretax Contributions may elect to receive a distribution of his entire TK subaccount, regardless of the fact that he has not separated from service. An Employee electing to do so, however, will not be allowed to make any Pretax Contributions during the 12-month period following this election. Notwithstanding the previous sentence, no withdrawals of amounts attributable to pretax contributions shall be permitted if the distribution would violate the requirements of section 401(k)(2)(B) of the Code.

                                   APPENDIX D
           MERGER OF SAVINGS PLAN FOR EMPLOYEES OF BAROID CORPORATION
                   WITH AND INTO THE DRESSER INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLANS

     WHEREAS, Baroid Corporation ("Baroid") has heretofore adopted the Savings Plan for Employees of Baroid Corporation (the "Baroid Plan"); and

     WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries, Inc. Retirement Savings Plan-A (the "Dresser Plan-A"), the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B"), and the Dresser Industries, Inc. Deferred Savings Plan, (the "Savings Plan") (jointly, the "Dresser Plans"); and

     WHEREAS, Baroid was merged with Dresser and the parties hereto desire that the employees of Baroid become covered by the Dresser Plans; and

     WHEREAS, the parties hereto desire to provide simultaneously for a spin-off of the Baroid Plan into functional group components and for the mergers of the resulting group components of the Baroid Plan into the Dresser Plan-A, the Dresser Plan-B, and the Savings Plan effective as of June 1, 1995:

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of June 1, 1995, the accounts under the Baroid Plan of Baroid employees eligible to participate in the Dresser Plan-A, the accounts under the Baroid Plan of Baroid employees eligible to participate in the Dresser Plan-B, and the accounts under the Baroid Plan of Baroid employees eligible to participate in the Savings Plan are hereby transferred to and merged with and into, respectively, the Dresser Plan-A, the Dresser Plan-B, and the Savings Plan with the result that the provisions of the Dresser Plans replace the provisions of the Baroid Plan in their entirety except as otherwise herein provided.

     Former employees with account balances in the Baroid Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination of employment.

     Pursuant to such merger, the assets held under the Baroid Plan shall be transferred as soon as practicable as provided in Item 2 hereof to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash or in kind as directed by the Dresser Plans' administrative committee (the "Committee") except that in accordance with the provisions of Item 6 hereof shares of Dresser Industries, Inc. common stock, shares of NL Industries common stock, shares of Tremont Corporation common stock, as well as temporary Investment Funds under the Baroid Plan which were established in connection with such merger pursuant to Item 6 hereof, and including outstanding participant loans, shall be transferred in kind.

     2. Immediately after the merger of the relevant group component of the Baroid Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and the Dresser Plan-A had then terminated.

     Immediately after the merger of the group component of the Baroid Plan with and into the Dresser Plan-B, each Member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and Dresser Plan-B had then terminated.

     Immediately after the merger of the group component of the Baroid Plan with and into the Savings Plan, each Member of the Savings Plan shall, if the Savings Plan were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Baroid Plan and the Savings Plan had then terminated.

     The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401(a)(12) and 414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.

     3. As soon as practicable after the merger of the Baroid Plan with and into the Dresser Plans, the appropriate officers of Dresser and Baroid shall determine if Baroid is projected to attain (or if such determination cannot be made until the end of 1995, in fact attained) the profit objectives established for 1995 as a condition for 1995 Employer Contributions to the Baroid Plan (based upon the corporate performance of Baroid for the period of January 1, 1995 through May 31, 1995 if such determination is made prior to the close of
1995). If it is determined that Baroid attained or is projected to attain, as applicable, such profit objectives, Dresser shall make Employer Contributions to the applicable Dresser Plan (as successor to the portion of the Baroid
Plan which was merged into it) pursuant to Section 5.1 of the Baroid Plan for the period of January 1, 1995 through May 31, 1995 on a prorated basis as determined by the appropriate officers of Dresser and Baroid. Any such pro-rata Employer Contributions for such period shall be made as soon as practicable after the determination of the amount thereof to and shall be allocated as of May 31, 1995 to the Plan Accounts of the Baroid Plan Participants in accordance with the provisions of Article V of the Baroid
Plan but based upon Pre-Tax and After-tax Contributions made and Compensation earned during the period of January 1, 1995 through May 31, 1995 and based upon May 31, 1995 as the Plan Year end for the Baroid Plan for 1995. If the pro-rata Employer Contributions for to Baroid Plan for the period of January 1, 1995 through May 31, 1995 are determined and made prior to the close of 1995 then, at the end of 1995, the appropriate officers of Dresser shall determine if Baroid attained the profit objectives established for 1995 as a condition for 1995 Employer Contributions to the Baroid Plan and, if so, whether the pro-rata Employer Contributions made for the Baroid Plan Participants as of May 31, 1995 were sufficient to constitute pro-rata Employer Contributions for such short period. If it is determined that such contributions were not sufficient to constitute pro-rata Employer Contributions for such short period, Dresser may, as directed by the appropriate officers of Dresser, contribute to the Dresser Plans on behalf of the Baroid Plan Participants such Employer Contributions as are determined to be appropriate. Any such additional 1995 pro-rata Employer Contributions for the Baroid Plan Participants shall be allocated in the same way and to the same persons as if they had been contributed as a part of the 1995 pro-rata Employer Contributions made for the Baroid Plan Participants earlier in 1995.

     All contributions made in accordance with this Item 3 shall be treated as having been made to the Baroid Plan as of May 31, 1995, provided such contributions are made no later than 30 days after the end of the period described in Code 404(a)(6) applicable to the taxable year of Dresser in which the 1995 Plan year for the Baroid Plan ends.

     4. The provisions of Items 5 through 8 of this instrument shall be applicable to the accounts (the "Baroid Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Baroid Plan with and into the Dresser Plans of an individual ("Baroid Participant") who was a participant in the Baroid Plan prior to such mergers.

     5. Except as provided specifically herein, Baroid Plan Accounts shall be governed by the provisions of the Dresser Plans in the same manner as any other account under the Dresser Plans as follows:

     (a) The portion of a Baroid Plan Account which is attributable to Pretax Contributions made to the Baroid Plan shall be treated in the same manner as a Pretax Account;

     (b) The portion of a Baroid Plan Account which is attributable to Employer Contributions made to the Baroid Plan shall be treated in the same manner as a Matching Account;

     (c) The portion of a Baroid Plan Account which is attributable to After-tax Contributions made to the Baroid Plan shall be treated in the same manner as an After-tax Account;

     (d) The portion of a Baroid Plan Account which was attributable to a rollover into the Baroid Plan shall be treated in the same manner as a Rollover Account; and

     (e) The portion of a Baroid Plan Account which was attributable to a Medisave Contributions made to the Baroid Plan shall be treated in the same manner as a Medisave Account.

     6. Incident to the transfer to the Dresser Plans of the Baroid Plan Accounts, the Investment Funds of the Baroid Plan shall be liquidated and the proceeds invested in the investment funds of the Dresser Plans with the proceeds from the liquidation of the Baroid Plan Investment Fund being invested by the Employee Benefits Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals except that:

     (a) Baroid Plan outstanding Participant loans shall be continued as outstanding participant loans subject, however, to such adjustments as may be appropriate or necessary to conform to the Dresser Plans' loan procedures and administration;

     (b) The common stock of Dresser Industries, Inc., Tremont Corporation and NL Corporation shall be invested in separate frozen investment funds established under the Dresser Plans for such assets. The assets of such frozen funds shall continue to be invested in such assets unless and until a Baroid Participant directs sale and reinvestment into any of the regular investment funds under the Dresser Plans in accordance with the standard investment change provisions of the Dresser Plans. Any such sale and reinvestment elections must be made on or before December 1, 1996 and, from and after such date, the remaining common stock of Tremont Corporation and NL Corporation in the frozen investment funds established pursuant to this subitem (b) shall be liquidated on or about December 1, 1996 and will initially be invested in the equity index funds of the Dresser Plans.

     All amounts distributable from the Tremont Stock Fund and/or the NL Fund prior to December 1, 1996 shall be paid entirely in cash, or entirely in whole shares of the applicable stock and in cash to the extent of any fractional shares (to 1/1,000th of a share), as the Participant shall elect. Absent such an election, amounts distributable from the Tremont Stock Fund and/or the NL Fund shall be paid in whole shares of Employer Stock (and fractional shares to 1/1,000th of a share paid in cash).

     No amounts may be invested in the frozen investment funds established pursuant to this subitem (b) other than the common stock of Dresser Industries, Inc., Tremont Corporation and NL Corporation transferred in kind from the Baroid Plan to the Dresser Plans; and

     (c) The funds under the Baroid Plan assigned to the Merrill Lynch Retirement Preservation Trust shall remain invested in this fund and shall become a frozen investment fund under the Dresser Plans. The assets of such frozen funds shall continue to be invested in such assets unless and until a Baroid Participant directs sale and reinvestment into a "noncompeting" fund under the Dresser Plans in accordance with the standard investment change provisions of the Dresser Plans.

     From and after such initial transfer and subject to the provisions of this
Item 6, Baroid Plan Participants may direct as to the investment of their Baroid Plan Accounts in accordance with the then applicable provisions of the Dresser Plans. Notwithstanding the foregoing and in order to more efficiently effectuate the merger of the Baroid Plan with and into the Dresser Plans, the Investment Funds of the Baroid Plan (other than the Investment Funds which are to be maintained as frozen funds pursuant to items (a), (b) and (c) of this Item 6 following merger of the Baroid Plan with and into the Dresser Plans) may, as directed by the Committee, be liquidated during a reasonable period prior to the merger of the Baroid Plan with and into the Dresser Plans (rather than coincident with such mergers) and the proceeds invested under the Baroid Plan in temporary Investment Funds established thereunder which are identical to the investment funds of the Dresser Plans with the proceeds from the liquidation of an original Baroid Plan Investment Fund being invested in the temporary Investment Fund under the Baroid Plan which is most comparable thereto in terms of type of investments and nature of investment goals. In the event that such liquidation and reinvestment in temporary Investment Funds which are identical to the investment funds of the Dresser Plans is effected, such temporary Investment Funds shall be transferred in kind to the Dresser Plans upon the merger of the Baroid Plan with and into the Dresser Plans and thereupon merged into the respective parallel investment funds of the Dresser Plans.

     7. From and after transfer to the Dresser Plans, each Baroid Plan Participant shall have a vested and nonforfeitable interest in the portion of his Baroid Plan Account attributable to Employer Contributions in accordance with the following schedule:

               VESTED INTEREST     YEARS OF SERVICE
               ---------------     ----------------
                 Less than 3               0%
                      3                   50%
                      4                   75%
                 5 or more               100%

     For purposes of the foregoing schedule, a Baroid Plan Participant's "Years of Service" shall be calculated in accordance with the provisions of the Dresser Plans (with respect to service completed both before and after June 1, 1995) but for the period prior to December 31, 1995 shall not be less than the amount computed as follows:

     (a) the number of years equal to the number of years credited to him under the Baroid Plan for vesting purposes as of December 31, 1994; plus

     (b) the greater of (1) the period of service that would be credited to him for vesting purposes under the Dresser Plans, whichever is applicable to him, for his service during the period of January 1, 1995 through December 31, 1995 or (2) the service credited as of June 1, 1995 for vesting purposes under the Baroid Plan for the 1995 computation period.

     Provisions of the Dresser Plans notwithstanding, the nonforfeitable percentage in the Dresser Plans of any Baroid Plan Participant who had completed at least three years of service as of June 1, 1995 shall not be less than the percentage determined in accordance with the foregoing schedule if application of such schedule would result in a greater nonforfeitable percentage than would otherwise be applicable under the Dresser Plans.

     8. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding, this Item 8 shall govern as to distributions and withdrawals from the Dresser Plans by the Baroid Plan Participants:

     (a) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant may at any time withdraw any portion of the then value of his Baroid Plan Account which is attributable to After-Tax Contributions, Rollover Contributions and ESOP Contributions.

     (b) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant who has attained the age of 59 1/2 may withdraw any portion of the then value of his Baroid Plan Account which is attributable to Pre-Tax Contributions.

     (c) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant may withdraw any portion of the then value of the vested portion of his Baroid Plan Account which is attributable to Employer Contributions which were made to the Baroid Plan at least 24 months prior to the date of such withdrawal.

     (d) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Baroid Plan Participant who has a combined period of participation in the Baroid Plan and the applicable Dresser Plan of at least 60 months may withdraw any portion of the then value of his Baroid Plan Account which is attributable to Employer Contributions made to the Baroid Plan.

     (e) In addition to other benefit forms available pursuant to the Dresser Plan upon termination of employment, a Baroid Plan Participant may elect to have his Baroid Plan Account distributed in equal annual installments over a fixed number of years not to exceed the lesser of fifteen years or his life expectancy.

     (f) The vested portion of a Baroid Plan Participant's Baroid Plan Account may be withdrawn on account of hardship, in accordance with the procedures and restrictions set forth in the Dresser Plans' hardship withdrawal provisions.

     (g) In addition and as an elective alternative to the normal benefit payment form available under the Dresser Plans upon termination of employment, a Baroid Plan Participant who terminates employment by reason of Disability or Retirement may elect to receive his Baroid Plan Account in the form of a commercial annuity contract providing payments for the life of the Baroid Plan Participant if he is not married or a joint and survivor annuity providing payments for his life and a fifty percent surviving spouse annuity for the life of his surviving spouse if he is married. In lieu of the foregoing forms of annuity contract payments for his Baroid Plan Account under this subitem (g), a Baroid Plan Participant may elect a commercial annuity contract providing alternate forms of annuity payments. The terms of any commercial annuity contract distributed to a Baroid Plan Participant shall provide that payments under such annuity will commence immediately, subject to the Baroid Plan Participant's rights to defer commencement of payments in accordance with applicable provisions of the Dresser Plans. The procedure for a Baroid Plan Participant to elect the commercial annuity contract form of distribution will be to deliver to the Committee a written notice of his interest in an annuity form of distribution. Upon receipt of such notice, the Committee will give the Baroid Plan Participant a written explanation in non-technical language of: (i) the terms and conditions of the annuity contract distribution form in general and of the normal annuity contract form of payment of the qualified joint and fifty percent surviving spouse form of annuity or, as applicable, the single life form of annuity, (ii) the Baroid
Plan Participant's right to make, and to revoke, an election waiving the joint and fifty percent surviving spouse form of annuity or, as applicable, single life form of annuity, (iii) the financial effect upon his benefit (in terms of dollars per benefit payment) of his making or revoking an election to waive the qualified joint and fifty percent surviving spouse form of annuity, or, as applicable, single life form of annuity, (iv) the rights of his spouse with respect to his elections and (v) sufficient additional information to explain the relative values of alternative forms of payment under the annuity contract distribution option. The Committee will either mail or personally deliver the written explanation to the Baroid Plan Participant by such time as to reasonably assure that it will be received on or about the later of:

     (1) No more than ninety days prior to his entry date into the annuity contract: and

     (2) No less than thirty days prior to his entry date into the annuity contract.

     If an additional written explanation is due because of the Baroid Plan Participant's written request for additional information, such explanation may be personally delivered or mailed (first class, postage prepaid) within thirty days from the date of the Baroid Plan Participant's written request. The period within which the Baroid Plan Participant must make his election shall be the ninety-day period ending on his annuity starting date (as such term is defined in Code 417(f)(2)). The Baroid Plan Participant may revoke any election made (or make a new election) at any time during such election period. If, during such election period, the Baroid Plan Participant makes a written request to the Committee for additional information, the election period will be extended to the extent necessary, to include the ninety calendar days immediately following the furnishing of all the additional information to him. Once an insurance company has issued the form of annuity contract elected, the election period shall cease and the Baroid Plan Participant's annuity election shall be irrevocable. If a married Baroid Plan Participant whose benefits, in the absence of an election otherwise, would be paid in the joint and fifty percent surviving spouse form of annuity elects a different annuity form, such election must be in the form of a qualified election. A qualified election is a benefit election accompanied by a written waiver of the joint and fifty percent surviving spouse form of annuity which waiver along with, where applicable, the designation of a specific beneficiary other than the spouse and his specific form of benefit is consented to by his spouse in a writing which is witnessed by a representative of the Dresser Plan-A or the Dresser Plan-B, as applicable, or a notary public, which acknowledges the effect of the election and which may not be changed without the consent of the Baroid Plan Participant's spouse, except to elect a joint and fifty percent surviving spouse form annuity. Upon receipt of the executed forms wherein a Baroid Plan Participant elects the annuity contract distribution form and the type of annuity he desires to receive, the portion of his Accounts under the Dresser Plans which are governed by this subitem (g) shall be converted into cash and used to purchase a commercial annuity contract providing the annuity form of payment selected by the Baroid Plan Participant.

     (h) If a Baroid Plan Participant who is married and who has elected an annuity contract form of distribution pursuant to subitem (g) above (regardless of the form of payment he elected under such contract) dies prior to the purchase of such contract, 50% of his Baroid Plan Account shall be distributed to his surviving spouse (and any beneficiary designation or other election to the contrary shall be null and void) in the form of an annuity contract providing a single life annuity for the life of such spouse unless such spouse elects a lump sum payment or an alternate form of benefit provided in this subitem 8 or in the Dresser Plan-A, Dresser Plan-B or the Savings Plan, as applicable. If a Baroid Plan Participant who is married has elected an annuity contract form of distribution pursuant to subitem (g) above (regardless of the form of payment he elected under such contract), any withdrawals from or loans made from his Baroid Plan Account prior to the purchase of such contract shall be subject to the election and spousal consent rules described in subitem (g) above in the same manner as the Baroid Plan Participant's elections to take an annuity form of payment other than the joint and fifty percent surviving spouse annuity.

     (i) This Item 8 is intended to preserve with respect to the account balances transferred to the Dresser Plans from the Baroid Plan Accounts all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose. To the extent that any form of benefit provided with respect to the Baroid Plan Accounts pursuant to this Item 8 is generally available under the Dresser Plans, a Baroid Plan Participant shall not have a separate benefit form election with respect to his Baroid Plan Account by virtue of this Item 8.

     9. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the Baroid Plan, as applicable, unless otherwise defined herein.

     10. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.

                                   APPENDIX E

              MERGER OF WHEATLEY TXT CORP. EMPLOYEES' SAVINGS PLAN

                   WITH AND INTO THE DRESSER INDUSTRIES, INC.

                            RETIREMENT SAVINGS PLANS

     WHEREAS, Wheatley TXT Corp. ("Wheatley") has heretofore adopted the Wheatley TXT Corp. Employees' Savings Plan (the "Wheatley Plan") and merged the Axelson Inc. Retirement Savings Plan (the "Axelson Plan") into the Wheatley Plan; and

     WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries, Inc. Retirement Savings Plan-A (the "Dresser Plan-A") and the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B") (jointly, the "Dresser Plans");

     WHEREAS, Wheatley TXT, was merged with Dresser and the parties hereto desire that the employees of Wheatley TXT become covered by the Dresser Plans; and

     WHEREAS, the parties hereto desire to provide simultaneously for a spin-off of the Wheatley Plan into functional group components and for the mergers of the resulting group components of the Wheatley Plan into, respectively, the Dresser Plan-A and the Dresser Plan-B, effective as of June 1, 1995;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of June 1, 1995, the accounts under the Wheatley Plan of Wheatley employees eligible to participate in the Dresser Plan-A, and the accounts under the Wheatley Plan of

Wheatley employees eligible to participate in the Dresser Plan-B, are hereby transferred to and merged with and into, respectively, the Dresser Plan-A and the Dresser Plan-B, with the result that the provisions of the Dresser Plans replace the provisions of the Wheatley Plan in their entirety except as otherwise herein provided.

     Former employees of Wheatley and Axelson, Inc., with account balances in the Wheatley Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination of employment.

     Pursuant to such merger, the assets held under the Wheatley Plan shall be transferred as soon as practicable to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash or in kind as directed by the Dresser Plans' administrative committee (the "Committee") except that shares of Dresser Industries, Inc. common stock, and shares of Hanson Corporation common stock shall be transferred in kind.

     2. Immediately after the merger of the group component of the Wheatley Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A who was a Participant in the Wheatley Plan shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Wheatley Plan had then terminated. Immediately after the merger of the group component of the Wheatley Plan with and into the Dresser

Plan-B, each Member of the Dresser Plan-B who was a Participant in the Wheatley Plan shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Wheatley Plan had then terminated. The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401 (a)(12) and 414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.

     3. After the merger of the Wheatley Plan with and into the Dresser Plans, the appropriate officers of Dresser and Wheatley shall determine a matching percentage level of Employer Matching Contributions to make on behalf of the Wheatley Plan Participants (based upon such factors as they deem appropriate) for the period of March 1, 1995 through May 31, 1995. Such Employer Matching Contributions for such period shall be made to the Dresser Plans as soon as practicable following the merger of the Wheatley Plan into the Dresser Plans and shall be allocated as of May 31, 1995 in accordance with the provisions of Wheatley Plan based upon Wheatley Plan Participants' eligible contributions to the Wheatley Plan which were made during the period of March 1, 1995 through May 31, 1995.

     All contributions made in accordance with this Item 3 shall be treated as having been made to the Wheatley Plan as of May 31, 1995.

     4. The provisions of Items 5 through 8 of this instrument shall be applicable to the benefits (the "Wheatley Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Wheatley Plan into the Dresser Plans of an individual ("Wheatley Participant") who was a participant in the Wheatley Plan prior to such merger.

     5. Except as provided specifically herein, a Wheatley Participant's Wheatley Plan Account shall be governed by the provisions of the Dresser Plan-A or the Dresser Plan-B, as applicable, in the same manner as any other account thereunder as follows:

     (a) The portion of a Wheatley Participant's Wheatley Plan Account which is attributable to elective salary deferral contributions made on his behalf to the Wheatley Plan shall be treated in the same manner as a Pretax Account;

     (b) The portion of a Wheatley Participant's Wheatley Plan Account which is attributable to employer contributions made on his behalf to the Wheatley Plan shall be treated in the same manner as a Matching Account; and

     (c) The portion of a Wheatley Participant's Wheatley Plan Account which was attributable to a rollover into the Wheatley Plan shall be treated in the same manner as a Rollover Account.

     6. Incident to the transfer to the Dresser Plans of the Wheatley Plan Accounts, the Investment Funds of the Wheatley Plan shall be liquidated and the proceeds invested in the investment funds of the Dresser Plans with the proceeds from the liquidation of the Wheatley Plan Fund being invested by the Employee Benefits Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals, except that the common stock of Dresser Industries, Inc. and Hanson Corporation shall be invested in separate frozen investment funds established under the Dresser Plans for such assets. The assets of such frozen funds shall continue to be invested in such assets unless and until a Wheatley Participant directs sale and reinvestment into any of the regular investment funds under the Dresser Plans in accordance with the standard investment change provisions of the Dresser Plans. Any such sale and reinvestment elections must be made on or about December 1, 1996 and, from and after such date, the remaining common stock of Hanson Corporation in the frozen investment funds established pursuant to this item 6 shall be liquidated on December 1, 1996 and initially invested in the equity index funds of the Dresser Plans. No amounts may be invested in the frozen investment funds established pursuant to this item 6 other than the common stock of Dresser Industries, Inc. and Hanson Corporation transferred in kind from the Wheatley Plan to the Dresser Plans. All amounts distributable from the Hanson Stock
Fund prior to December 1, 1996 shall be distributed entirely in cash.

     After such initial transfer, Wheatley Participants may direct as to the investment of their Wheatley Plan Accounts in accordance with the then applicable provisions of the Dresser Plans.

     7. From and after transfer to the Dresser Plan, each Wheatley Plan Participant shall have a vested and nonforfeitable interest in the portion of his Wheatley Plan Account attributable to employer contributions made on his behalf to the Wheatley Plan in accordance with the vesting provisions of the Dresser Plans except that for those employees with greater than 3 years service as of June 1, 1995 whose Employer Matching Contributions will continue to be vested at 100% and except that in determining his service which is credited for vesting purposes to determine such vested and nonforfeitable interest, a Wheatley Plan Participant's Service shall be calculated in accordance with the Dresser Plans (with respect to Service completed both before and after June 1, 1995) but for the period prior to December 31, 1995 such Service shall not be less than the amount computed as follows:

     (a) the number of years equal to the number of years credited to him under the Wheatley Plan for vesting purposes as of December 31, 1994; plus

     (b) the greater of (1) the period of Service that would be credited to him for vesting purposes under the Dresser Plans, whichever is applicable to him, for his Service during the period of January 1, 1995 through December 31, 1995 or (2) the Service credited as of June 1, 1995 for vesting purposes under the Wheatley Plan for the 1995 computation period.

     8. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding, this Item 8 shall govern as to distributions and withdrawals from the Wheatley Plan Accounts:

     (a) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plans, a Wheatley Plan

Participant who has attained the age of 65 may withdraw at any time any portion of the then value of his Wheatley Plan Account.

     (b) In addition to the other in-service withdrawal rights available pursuant to the Dresser Plans, a Wheatley Plan Participant who has attained the age of 59 1/2 may withdraw at any time any portion of the then value of his Wheatley Plan Account which is attributable to elective salary deferral contributions and qualified employer non-elective contributions to the Wheatley Plan and Compensation Deferral Contributions and Employer Matching Contributions to the Axelson Plan.

     (c) In addition to other benefit forms available pursuant to the Dresser Plan upon termination of employment, a Wheatley Plan Participant may elect to have his Wheatley Plan account distributed in the form of a lump sum, in the form of installment payments (annually, quarterly or monthly) over a specified period of time not exceeding his life expectancy or the joint life expectancy of him and his designated beneficiary or in a combination thereof.

     (d) In addition and as an elective alternative to the normal benefit payment form pursuant to the Dresser Plans upon termination of employment, a Wheatley Plan Participant who was a Member of the Axelson Plan ("Axelson Member") who terminates employment other than by reason of death may elect to receive his Wheatley Plan Account in the form of a commercial annuity contract providing payments for the life of the Axelson Member if he is not married or a joint and survivor annuity providing payments for his life and a fifty percent surviving spouse annuity for the life of his surviving spouse if he is married. In lieu of the foregoing normal forms of annuity contract payments for his Wheatley Plan Account under this subitem
(d), an Axelson Member may elect a commercial annuity contract providing alternate forms of annuity payments. The terms of any commercial annuity contract distributed to an Axelson Member shall provide that payments under such annuity will commence immediately, subject to the Axelson Member's rights to defer commencement of payments in accordance with applicable provisions of the Dresser Plans. The procedure for an Axelson Member to elect the commercial annuity contract form of distribution will be to deliver to the Committee a written notice of his interest in an annuity form of distribution. Upon receipt of such notice, the Committee will give the Axelson Member a written explanation in non-technical language of: (i) the terms and conditions of the annuity contract distribution form in general and of the normal annuity contract form of payment of the qualified joint and fifty percent surviving spouse form of annuity or, as applicable, the single life form of annuity, (ii) the Axelson Member's right to make, and to revoke, an election waiving the joint and fifty percent surviving spouse form of annuity or, as applicable, single life form of annuity, (iii) the financial effect upon his benefit (in terms of dollars per benefit payment) of his making or revoking an election to waive the qualified joint and fifty percent surviving spouse form of annuity, or, as applicable, single life form of annuity, (iv) the rights of his spouse with respect to his elections and (v) sufficient additional information to explain the relative values of alternative forms of payment under the annuity contract distribution option. The Committee will either mail or personally deliver the written explanation to the Axelson Member by such time as to reasonably assure that it will be received on or about the later of:

     (1) No more than ninety days prior to his entry date into the annuity contract: and

     (2) No less than thirty days prior to his entry date into the annuity contract

     If an additional written explanation is due because of the Axelson Member's written request for additional information, such explanation may be personally delivered or mailed (first class, postage prepaid) within thirty days from the date of the Axelson Member's written request. The period within which the Axelson Member must make his election shall be the ninety-day period ending on his annuity starting date (as such term is defined in Code 417(f)(2)). The Axelson Member may revoke any election made (or make a new election) at any time during such election period. If, during such election period, the Axelson Member makes a written request to the Committee for additional information, the election period will be extended to the extent necessary, to include the ninety calendar days immediately following the furnishing of all the additional information to him. Once an insurance company has issued the form of annuity contract elected, the election period shall cease and the Axelson Member's annuity election shall be irrevocable. If a married Axelson Member whose benefits, in the absence of an election otherwise, would be paid in the joint and fifty percent surviving spouse form of annuity elects a different annuity form, such election must be in the form of a qualified election. A qualified election is a benefit election accompanied by a written waiver of the joint and fifty percent surviving spouse form of annuity which waiver along with, where applicable, the designation of a specific beneficiary other than the spouse and his specific form of benefit is consented to by his spouse in a writing which is witnessed by a representative of the Dresser Plan-A or the Dresser Plan-B, as applicable, or a notary public, which acknowledges the effect of the election and which may not be changed without the consent of the Axelson Member's spouse, except to elect a joint and fifty percent surviving spouse form of annuity. Upon receipt of the executed forms wherein the Axelson Member elects the annuity contract distribution form and the type of annuity he desires to receive, the portion of his Accounts under the Dresser Plans which are governed by this subitem (d) shall be converted into cash and used to purchase a commercial annuity contract providing the annuity form of payment selected by the Axelson Member.

     (e) If an Axelson Member who is married and who has elected an annuity contract form of distribution pursuant to subitem (d) above (regardless of the form of payment he elected under such contract) dies prior to the purchase of such contract, 50% of his Wheatley Plan Account shall be distributed to his surviving spouse (and any beneficiary designation or other election to the contrary shall be null and void) in the form of an annuity contract providing a single life annuity for the life of such spouse unless such spouse elects a lump sum payment or an alternate form of benefit provided in this subitem 8 or in the Dresser Plan-A or Dresser Plan-B as applicable. If an Axelson Member who is married has elected an annuity contract form of distribution pursuant to subitem (d) above (regardless of the form of payment he elected under such contract), any withdrawals from his Wheatley Plan Account prior to the purchase of such contract shall be subject to the election and spousal consent rules described in subitem (d) above in the same manner as the Axelson Member's elections to take an annuity form of payment other than the joint and fifty percent surviving spouse annuity.

     (f) This item 8 is intended to preserve with respect to the Wheatley Plan Accounts all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose.

     Nothing in this item 8 is intended to provide a separate distribution or withdrawal election with respect to a Wheatley Participant's Wheatley Plan Account to the extent that such withdrawal or distribution is generally available under the Dresser Plan.

     9. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plan, the

Wheatley Plan or the Axelson Plan, as applicable, unless otherwise defined herein.

     10. As amended hereby, the Dresser Plan is specifically ratified and reaffirmed.

                                  APPENDIX F
                  MERGER OF AVA INTERNATIONAL CORP. 401K PLAN
                  WITH AND INTO THE DRESSER INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLANS

     WHEREAS, AVA International Corp. ("AVA") has heretofore adopted the AVA International Corp. 401k Plan (the "AVA Plan"); and

     WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries, Inc. Retirement Savings Plan-A (the "Dresser Plan-A") and the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B") (jointly, the "Dresser Plans"); and

     WHEREAS, AVA was acquired by Dresser and the parties hereto desire that the employees of AVA become covered by the Dresser Plans, and

     WHEREAS, the parties hereto desire to provide simultaneously for a spinoff of the AVA Plan into functional group components and for the mergers of the resulting group components of the AVA Plan into, respectively, the Dresser Plan-A and the Dresser Plan-B, effective as of June 1, 1995;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of June 1, 1995, the accounts under the AVA Plan of AVA employees eligible to participate in the Dresser Plan-A and the accounts under the AVA Plan of AVA employees eligible to participate in the Dresser Plan-B are hereby transferred to and merged with and into, respectively, the Dresser Plan-A and the

Dresser Plan-B, with the result that the provisions of the Dresser Plans replace the provisions of the AVA Plan in their entirety except as otherwise herein provided. Pursuant to such merger, the assets held under the AVA Plan shall be transferred as soon as practicable to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash except that outstanding participant loans shall be transferred in kind.

     Former employees with account balances in the AVA Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination of employment.

     2. Immediately after the merger of the relevant group component of the AVA Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the AVA Plan and the Dresser Plan-A had then terminated. Immediately after the merger of the group component of the AVA Plan with and into the Dresser Plan-B, each Member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the AVA Plan and Dresser Plan-B had then terminated. The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401 (a)(12) and

414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.

     3. The provisions of Items 4 through 7 of this instrument shall be applicable to the accounts (the "AVA Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the AVA Plan with and into the Dresser Plans of an individual ("AVA Participant") who was a participant in the AVA Plan prior to such mergers.

     4. Except as provided specifically herein, AVA Plan Accounts shall be governed by the provisions of the Dresser Plan-A or the Dresser Plan-B, as applicable, in the same manner as any other account thereunder as follows:

     (a) The portion of an AVA Plan Account which is attributable to "deferred contributions" made to the AVA Plan shall be treated in the same manner as a Pretax Account;

     (b) The portion of an AVA Plan Account which is attributable to Employer "matching contributions" and "discretionary contributions" made by AVA to the AVA Plan shall be treated in the same manner as, respectively, a Matching Account and an After-tax Account; and

     (c) The portion of an AVA Plan Account which was attributable to a rollover into the AVA Plan shall be treated in the same manner as a Rollover Account.

     5. Incident to the transfer to the Dresser Plans of the AVA Plan Accounts, the Investment Funds of the AVA Plan shall be liquidated and the proceeds invested in the investment funds of the

Dresser Plans with the proceeds from the liquidation of the AVA Plan Fund being invested by the Employee Benefits Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals, except that AVA Plan outstanding Participant loans shall be continued as outstanding participant loans subject, however, to such adjustments as may be appropriate or necessary to conform to the Dresser Plans' loan procedures and administration. After such initial transfer, AVA Plan Participants may direct as to the investment of their AVA Plan Accounts in accordance with the then applicable provisions of the Dresser Plans.

     6. From and after transfer to the Dresser Plans, each AVA Plan Participant shall have a vested and nonforfeitable interest in the portion of his AVA Plan Account attributable to Employer "matching contributions" and "discretionary contributions" made by AVA to the AVA Plan in accordance with the following schedule:

               YEARS OF SERVICE    VESTED INTEREST
               ----------------    ---------------
               Less than 3              0%
                    3                   20%
                    4                   40%
                    5                   60%
                    6                   80%
               7 or more                100%

     For purposes of the foregoing schedule, an AVA Plan Participant's "Years of Service" shall be calculated in accordance with the Dresser Plans (with respect to service completed both before and after June 1, 1995) but for the period prior to December 31, 1995 shall not be less than the amount computed as follows:

     (a) the number of years equal to the number of years credited to him under the AVA Plan for vesting purposes as of December 31, 1994; plus

     (b) the greater of (i) the period of service that would be credited to him for vesting purposes under the Dresser Plans, whichever is applicable to him, for his service during the period of January 1, 1995 through December 31, 1995 or (2) the service credited as of June 1, 1995 for vesting purposes under the AVA Plan for the 1995 computation period.

     The nonforfeitable percentage in the Dresser Plans of any AVA Plan Participant who had completed at least three years of service as of June 1, 1995 shall not be less that the percentage determined in accordance with foregoing schedule if application of such schedule would result in a greater nonforfeitable percentage than would otherwise be applicable under the Dresser Plans.

     7. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding, this Item 7 shall govern as to distributions and withdrawals from the Dresser Plans by the AVA Plan Participants:

     (a) In addition to the other benefit forms available pursuant to the Dresser Plans upon termination of employment, an AVA Plan Participant may elect to have his AVA Plan Account distributed in the form of a lump sum, in the form of equal monthly, quarterly or annual installments over a fixed number of years not to exceed his life expectancy or the joint life and last survivor expectancy of him and his beneficiary, or any combination thereof.

     (b) In addition to the other in service withdrawal rights available pursuant to the Dresser Plans, an AVA Plan Participant who has attained the age of fifty-nine and one-half (59 1/2) may at any time withdraw any portion of the then value of his AVA Plan Account which is attributable to "deferred contributions" and qualified matching and non-elective contributions made by AVA to the AVA Plan.

     (c) This Item 7 is intended to preserve with respect to the account balances transferred to the Dresser Plans from the AVA Plan all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose. To the extent that any form of benefit provided with respect to the AVA Plan Accounts pursuant to this Item 7 is generally available under the Dresser Plans, an AVA Plan Participant shall not have a separate benefit form election with respect to his AVA Plan Account by virtue of this Item 7.

     8. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the AVA Plan, as applicable, unless otherwise defined herein.

     9. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.

                               FIRST AMENDMENT TO
                            DRESSER INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN - B

     WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. RETIREMENT SAVINGS PLAN - B (the "Plan"); and

     WHEREAS, Dresser Industries, Inc. desires to amend the Plan on behalf of itself and all Affiliated Companies;

     NOW, THEREFORE, the Plan shall be amended as follows:

          1. Effective as of May 31, 1995, the following shall be added to Paragraph (a) of Section 2.3:

     "A person employed by an Affiliated Company which has not adopted the Plan who transfers to employment with the Company shall join the Plan on the date of such transfer, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in
Section 2.2."

     2. Effective as of May 31, 1995, the first sentence of Section 3.3 shall be deleted and the following shall be substituted therefor:

     "The Plan shall accept cash Rollover Contributions (within the meaning of Code section 402(c), including optional direct transfers under Code section 401(a)(31) and transfers of Rollover Contributions which were originally deposited in conduit individual retirement accounts pending rollover) on behalf of a Member from any plan qualified under section 401(a) of the Code."

     3. Effective as of May 31, 1995, the third sentence of item (1) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "This distribution of excess deferrals shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     4.  Effective as of May 31, 1995, the following shall be added to item
(2) of Paragraph (b) of Section 3.6:

     "For purposes of determining whether the annual additions under this Plan exceed the limitations of section 415 of the Code, all defined contribution plans of the Company and the Affiliated Companies are to be treated as one defined contribution plan. For purposes of this Section only, an "Affiliated Company" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the annual additions credited to a Member's Account for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to the foregoing would exceed the maximum annual additions permitted for such Limitation Year under section 415 of the Code for such Member for such Limitation Year, the annual additions under this Plan and the additions under such other plans shall be reduced and allocated, reallocated, or returned in accordance with applicable plan provisions regarding excess additions. Such reductions shall be effected first from this Plan, second, from the Dresser Industries, Inc. Retirement Savings Plan-A and, finally, from any other such defined contribution plans. In the case of a Member who also participated in a defined benefit plan of the Company or an Affiliated Company (as defined above), the Company shall reduce the annual additions credited to the Account of such Member under this Plan to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of the preceding sentence shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded."

     5. Effective as of May 31, 1995, the last sentence of item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution of excess deferral amounts shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     6. Effective as of May 31, 1995, the last sentence of item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution or forfeiture of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     7.  Effective as of May 31, 1995, the following shall be added to item
(6) of Paragraph (b) of Section 3.6 of the Plan:

     "Such forfeitures of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     8.  Effective as of June 1, 1996, reference in Paragraph (b) of Section
6.4 to "on such April 1" shall be deleted and reference to "on or before such April 1" shall be substituted therefor.

     9.  Effective as of June 1, 1996, item (2) of Paragraph (b) of Section
6.4 of the Plan shall be deleted and the following shall be substituted therefor:

     "(2) The life expectancy of the Member as determined under applicable Treasury regulations."

     10. Effective as of June 1, 1996, Section 15.25 of the Plan shall be deleted and the following shall be substituted therefor:

     "SECTION 15.25.     NON-GRANDFATHERED MEMBER.  For purposes of
     determining eligibility for Medisave Contributions pursuant to Section 3.2.(c) and Appendix B for a Plan Year, a Member is an employee who is not at any time during a semi-monthly payroll period eligible for coverage under a Dresser retiree medical plan. A Member shall be deemed to be eligible for coverage under a Dresser retiree medical plan if either:

          (a) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment without the need for completion of any age, service or other conditions imposed as a condition for such coverage; or

          (b) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment provided that he or she has, as of the date of such retirement or other termination of employment, completed applicable age, service or other conditions imposed as a condition for such coverage."

     11. Effective as of June 1, 1996, the existing Appendix B to the Plan shall be deleted and the following new Appendix B shall be substituted therefor:

                                  "APPENDIX B
                            MEDISAVE CONTRIBUTIONS

     SECTION B.1.   GENERAL MEDISAVE CONTRIBUTION ELIGIBILITY.  In order to
     qualify to receive Medisave Contributions for all or a portion of a Plan Year, a Member must satisfy all of the following criteria:

          (a) the Member must be a Non-grandfathered Member;

          (b) the Member must be eligible to participate in the Dresser group medical plan, or be an eligible U.S.
          Expatriate; and

          (c) the Member must have been employed by Dresser
          Industries, Inc. or an Affiliated Company for at least one year.

     For purposes of the criteria described in item (c) above, eligibility to participate in a Predecessor Plan or the Dresser Industries, Inc. Retirement Savings Plan A shall count toward the one year participation eligibility requirement for qualification to receive Medisave Contributions.

     SECTION B.2.   STANDARD FLAT MEDISAVE CONTRIBUTION FORMULA.  A Member who
     has satisfied the general Medisave Contribution eligibility requirements of Section B.1. above and who is not described in Section B.3. below shall be eligible to receive Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section B.2 for each semi-monthly payroll period during a Plan Year during which such Member is eligible to participate in the Plan. The standard flat Medisave Contribution for a Member for a semi-monthly period in a Plan Year shall be $400 divided by the number of semi-monthly payroll periods during such Plan Year. If at the end of a Plan Year, the aggregate Medisave Contributions made on behalf of a Member who is eligible for such Medisave Contributions pursuant to Section 3.2 for all semi-monthly payroll periods in such Plan Year are less than $400, then a final Medisave Contribution shall be made on behalf of such Member so that the Medisave Contributions on his behalf for such Plan Year shall be equal to $400. In the event that the Medisave Contributions made on a Member's behalf during a Plan Year should equal $400 at a time prior to the end of such Plan Year, no further semi-monthly payroll period contributions of Medisave Contributions shall be made on behalf of such Member for such Plan Year. A Member who was initially entitled to Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section B.2. and who, as a result of an employment transfer within the Company, becomes a Member who is described in Section B.3. below shall continue to receive Medisave Contributions pursuant to this Section B.2.

     SECTION B.3.   MATCH  CONTRIBUTION MEDISAVE CONTRIBUTION AMOUNTS.   A
     Member who has satisfied the general Medisave Contribution eligibility requirements of Section B.1. above shall be eligible to receive Medisave Contributions pursuant to the match contribution Medisave Contribution formula described in this Section B.3 for each semi-monthly payroll period during such Plan Year that such Member makes Pretax or After-Tax Contributions to the Plan pursuant to Section 3.1 if:

          (a) such Member was hired on or before May 31, 1996 and works for a non-Dresser Drilling and Production or Energy Valve Operation:

          (b) such Member was hired on or before May 31, 1995 and worked for either Security or Guiberson/AVA Operations or such Member was hired on or before April 1, 1994 and worked for TK Valve Operations; or

          (c) such Member was, prior to an employment transfer or reorganization within the Company, entitled to Medisave
          Contributions pursuant to the matching contribution Medisave Contribution formula described in this Section B.3.

     The matching contribution Medisave Contribution amount for a semi-monthly payroll period within a Plan Year for a Member pursuant to this Section
     B.3. shall be equal to 50% of the Pretax and After-tax Contributions of the Member for such semi-monthly payroll period which are not in excess of 4% of the Member's Earnings for such semi-monthly payroll period.

     SECTION B.4.   ALLOCATIONS AND FORFEITURES.  Medisave Contributions made to the Plan for a Plan Year on behalf of a Member shall be allocated upon receipt by the Trustee to such Member's Medisave Account. Medisave Contributions allocated to a Member's Medisave Account shall be forfeited or returned, whichever may be applicable, in accordance with the provisions of Section 3.6(b) and Section 9.1."

     12. Effective as of December 31, 1995, the instrument providing for the merger of a portion of the Grove Employees' Savings and Incentive Plan into the Plan, a copy of which instrument is labeled as Appendix G and is attached hereto, is hereby added to the Plan as Appendix G.

     13.  As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this ______ day of _____________________________, 1996.



                              DRESSER INDUSTRIES, INC.



                              By
                                 ---------------------------------------------

                                  APPENDIX G

                                   MERGER OF
                           GROVE EMPLOYEES' SAVINGS
                              AND INCENTIVE PLAN
                               WITH AND INTO THE
                           DRESSER INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLANS


     WHEREAS, Grove Valve and Regulator Company ("Grove") has heretofore adopted the Grove Employees' Savings and Incentive Plan (the "Grove Plan"); and

     WHEREAS, Dresser Industries, Inc. ("Dresser") sponsors and maintains the Dresser Industries Inc. Retirement Savings Plan-A (the "Dresser Plan-A") and the Dresser Industries, Inc. Retirement Savings Plan-B (the "Dresser Plan-B") (jointly, the "Dresser Plans"); and

     WHEREAS, Grove was acquired by Dresser and the parties hereto desire that the employees of Grove become covered by the Dresser Plans; and

     WHEREAS, the Board of Directors of Grove has approved and the Employee Benefits Committee of Dresser Industries, Inc. (the "Committee") hereby provides for a simultaneous split-up of the Grove Plan into functional group components and for the mergers of the resulting group components of the Grove Plan into the Dresser Plan-A and the Dresser Plan-B:

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of December 31, 1995, the accounts under the Grove Plan of Grove employees eligible to participate in the Dresser Plan-A and the accounts under the Grove Plan of Grove employees eligible to participate in the Dresser Plan-B are hereby transferred to and merged with and into, respectively, the Dresser Plan-A and the Dresser Plan-B with the result that the provisions of the Dresser Plans replace the provisions of the Grove Plan in their entirety except as otherwise herein provided. Former employees with account balances in the Grove Plan will be transferred to the Dresser Plans in accordance with their eligibility status immediately prior to termination. Pursuant to such merger, the Grove Plan Trustee is instructed hereby that assets held under the Grove Plan shall be transferred as soon as practicable after December 31, 1995 to the Dresser Plans to be held under the existing trusts maintained under said Dresser Plans. Such transfers shall be in cash except that outstanding participant loans shall be transferred in kind.

     2. Immediately after the merger of the relevant group component of the Grove Plan with and into the Dresser Plan-A, each Member of the Dresser Plan-A shall, if the Dresser Plan-A were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Grove Plan and the Dresser Plan-A had then terminated. Immediately after the merger of the group component of the Grove Plan with and into the Dresser Plan-B, each member of the Dresser Plan-B shall, if the Dresser Plan-B were then terminated, be entitled to a benefit which is at least equal to the benefit such Member would have been entitled to immediately prior to the merger if the Grove Plan and Dresser Plan-B had then terminated. The provisions of this instrument shall be construed under and in accordance with section 208 of the Employee Retirement Income Security Act of 1974, as amended, and sections 401(a)(12) and 414(1) of the Internal Revenue Code of 1986, as amended, and federal regulations promulgated thereunder.

     3. As soon as practicable after the merger of the Grove Plan with and into the Dresser Plans, the appropriate officers of Dresser and Grove shall determine if Grove had or is projected to have Net Profits for the period of November 1, 1994 through October 31, 1995. If it is determined that Grove had or is projected to have, as applicable, net profits for such period, Dresser shall make a Profit-Sharing Contribution to the applicable Dresser Plan (as successor to the portion of the Grove Plan which was merged into it) pursuant to Section 4.3 of the Grove Plan for the period of January 1, 1995 through December 31, 1995 as determined by the appropriate officers of Dresser and Grove. Any such Profit-Sharing Contributions shall be made as soon as practicable after the determination of the amount thereof to and shall be allocated as of December 31, 1995 to the Grove Plan Accounts of the Grove Plan Participants in accordance with the provisions of Section 5.2 of the Grove Plan based upon Compensation earned by the Grove Plan Participants during 1995. All Profit Sharing Contributions made in accordance with this
Item 3 shall be treated as having been made to the Grove Plan as of December 31, 1995.

     4. The provisions if Items 5 through 8 of this instrument shall be applicable to the accounts (the "Grove Plan Accounts") transferred to the Dresser Plans pursuant to the merger of the Grove Plan with and into the Dresser Plans of an individual ("Grove Participant") who was a participant in the Grove Plan prior to such mergers.

     5. Except as provided specifically herein, Grove Plan Accounts shall be governed by the provisions of the Dresser Plans in the same manner as any other account under the Dresser Plans as follows:

          (a) The portion of a Grove Plan Account which is attributable to Salary Deferrals made to the Grove Plan shall be treated in the same manner as a Pre-Tax Account;

          (b) The portion of a Grove Plan Account which is attributable to Employer Matching Contributions made to the Grove Plan shall be treated in the same manner as a Matching Account;

          (c) The portion of a Grove Plan Account which is attributable to Employer Basic Contributions and Employer Profit-Sharing Contributions made to the Grove Plan shall be treated in the same manner as a Basic Account; and

          (d) The portion of a Grove Plan Account which was attributable to a rollover into the Grove Plan shall be treated in the same manner as a Rollover Account.

     6. Incident to the transfer to the Dresser Plans of the Grove Plan Accounts, the Investment Funds of the Grove Plan shall be liquidated and the proceeds invested in the investment funds of the Dresser Plans with the proceeds from the liquidation of a Grove Plan Investment Fund being invested by the Committee in the investment fund of the applicable Dresser Plan which is most comparable thereto in terms of type of investments and nature of investment goals except that Grove Plan outstanding Participant loans shall be continued as outstanding participant loans subject, however, to such adjustments as may be appropriate or necessary to conform to the Dresser Plans' loan procedures and administration. From and after such initial transfer and subject to the provision of this Item 5, Grove Plan Participants may direct as to the investment of their Grove Plan Accounts in accordance with the then applicable provisions of the Dresser Plans.

     7. Provisions of the Dresser Plans notwithstanding the nonforfeitable percentage in the Dresser plans of any Grove Plan Participant in his Grove Plan Account shall be 100%. The non-forfeitable percentage in the Dresser Plans of any Grove Plan Participant who had completed at least three years of service as of December 31, 1995 shall be 100% as to all of his accounts in the Dresser Plans.

     8. Distribution and withdrawal provisions of the Dresser Plan to the contrary notwithstanding and in addition to the other in-service withdrawal rights available pursuant to the Dresser Plan, a Grove Plan Participant who has attained the age of 59 1/2 may withdraw any portion of the then value of his Grove Plan Account which is attributable to Salary Deferral Contributions.

     9. For purposes of this instrument, capitalized terms shall have the meanings ascribed to them in the Dresser Plans or the Grove Plan, as applicable, unless otherwise defined herein.

     10. As amended hereby, the Dresser Plans are specifically ratified and reaffirmed.

                               SECOND AMENDMENT TO
                             DRESSER INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN - B


    WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. RETIREMENT SAVINGS PLAN - B (the "Plan"); and

    WHEREAS, Dresser Industries, Inc. desires to amend the Plan on behalf of itself and all Affiliated Companies;

    NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 31, 1995 except as otherwise specifically provided herein:

    1. The second sentence of Item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess Pretax Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(k)-1(f)(2) and shall return the excess Pretax Contributions of Highly Compensated Members until the maximum deferral percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual deferral percentage for purposes of such ADP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(k)-1(g)(1)(ii)(C), the determination and correction of such excess Pretax Contributions shall be accomplished by reducing the ADP test deferral percentage in accordance with the preceding sentence and allocating the excess aggregate Pretax Contributions for the family group among the family members in proportion to the Pretax Contribution of each family member that is combined to determine the ADP test actual deferral percentage."

    2.   The next-to-last sentence of Item (3) of Paragraph (b) of Section
3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(k)(8)(A) and Treasury Regulations promulgated thereunder."

    3. The second sentence of Item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(m)-1(e)(2) and shall return the excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members until the maximum contribution percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual contribution percentage for purposes of such ACP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(m)-1(f)(1)(ii)(C), the determination and correction of such excess After-Tax Contributions, Medisave Contributions and Matching Contributions shall be accomplished by reducing the ACP test actual contribution percentage in accordance with the preceding sentence and allocating the excess aggregate After-Tax Contributions, Medisave Contributions and Matching Contributions for the family group among the family members in proportion to the After-Tax Contributions, Medisave Contributions and Matching Contributions of each family member that are combined to determine the ACP test actual contribution percentage."

    4.   The next-to-last sentence of Item (4) of Paragraph (b) of Section
3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(m)(6)(A) and Treasury Regulations promulgated thereunder."

    5.   The following shall be added to Item (c) of Section 6.1 of the Plan:

    "Notwithstanding the foregoing, a Member's Pretax Account may only be distributed pursuant to this item (c) if the transaction satisfies the criteria described in Code section 401(k)(10)(A)(i) or (ii) and the Treasury Regulations promulgated thereunder, as determined by the Committee, and the Member's distribution is paid in the form of a lump sum distribution no later than the end of the second calendar year after the calendar year in which such transaction occurred."

    6.   The following shall be added to Section 6.1 of the Plan:

    "The provisions of this Section 6.1 of the Plan and any other provision of the Plan notwithstanding, a Member's Pretax Account may not be distributed at a time when such distribution would violate the distribution restrictions of Code section 401(k)(2)(B) and the Treasury Regulations promulgated thereunder."

    7. The last paragraph of Section 15.14 of the Plan shall be deleted and the following shall be substituted therefor:

    "The Earnings of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Earnings during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Earnings for such Plan Year of each such individual."

    8. The last two sentences of Section 15.32 of the Plan shall be deleted and the following shall be substituted therefor:

    "However, the Test Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Test Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Test Compensation for such Plan Year of each such individual."

    9. Each of the instrument providing for the merger of the Savings Plan for Employees of Baroid Corporation with and into the Dresser Industries, Inc. Retirement Savings Plans and Appendix D to the Plan shall be amended by redenominating Subitem "(i)" of Item 8 thereof as Subitem "(j)" and inserting the following new Subitem (i) into such Item 8:

    "(i) A Baroid Plan Participant who has terminated employment may elect to leave his Baroid Plan Account in the Dresser Plans for so long as and to the extent that such distribution deferral election does contravene the required distribution requirements of Code section 401(a)(9) and Treasury Regulations promulgated thereunder."

    10.  As amended hereby, the Plan is specifically ratified and reaffirmed.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this _____ day of _____________________, 1996.



                             DRESSER INDUSTRIES, INC.



                             By
                                ----------------------------------------------